Exhibit 10.1
AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
OF
HIYA HEALTH PRODUCTS, LLC
This Amended and Restated Limited Liability Company Agreement of Hiya Health Products, LLC (the “Agreement”), is entered into on December 23, 2024, and to be effective as of the Effective Time, by and among Hiya Health Products, LLC, a Delaware limited liability company (the “Company”), each of the Persons identified on the Unitholder Register (as defined below) as of the date hereof, any Person who becomes a Unitholder after the Effective Time and Adam Gillman as the “Class B Unitholder Representative.” This Agreement amends, restates and supersedes that certain Third Amended and Restated Limited Liability Company Agreement of the Company dated as of January 2, 2024 (the “Existing Agreement”).
AGREEMENT
NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Unitholders hereby amend and restate the Existing Agreement in its entirety and agree as follows:
ARTICLE 1
DEFINITIONS
Appendix 1 sets forth the definitions of certain terms relating to the maintenance of Capital Accounts and accounting rules. In addition, the following terms used in this Agreement shall have the following meanings:
“Act” means the Delaware Limited Liability Company Act, 6 Del. C. Section 18-101, et seq., as amended from time to time.
“Affiliate” means with respect to any Person (a) any other Person directly or indirectly controlling, controlled by, or under common control with such first Person and (b) any Person that is a member of such first Person’s Family.
“Assignee” means a Person who owns Units but who is not a Member, including each holder of Class A Units who is not a Class A Member and each holder of Class B Units who is not a Class B Member. The Assignees shall only have the rights of assignees of transferable interests under the Act who have not been admitted as Members and the Assignees do not have any voting or consent rights, do not have any information rights and do not have the right to participate as a Member in the management and conduct of the Company’s activities, if applicable. The Assignees only have the economic rights expressly set forth in this Agreement.
“Capital Contribution” means any money or property contributed to the capital of the Company by a Person in anticipation of becoming a Member or in such Person’s capacity as a Member.
“Cause” means with respect to a Class B Member (or such Class B Member’s Related Person) and unless otherwise defined in an agreement between such Class B Member (or such Class B Member’s Related Person) and the Company, (a) the conviction for, or plea of nolo contendere to, any crime constituting a felony or a misdemeanor which involves fraud, theft, embezzlement, dishonest acts or similar matters involving moral turpitude; (b) any act of fraud, theft, embezzlement, dishonesty, misappropriation or moral turpitude in connection with the performance of services for the Company; or (c) gross negligence, willful misconduct or willful malfeasance in connection with the performance of services for the Company.
“Centralized Partnership Audit Regime” means subchapter C, chapter 63, of the Code, as originally enacted in P.L. 114-74, and as has been and may be amended, and including any Regulations or other administrative guidance promulgated thereunder, and any similar or analogous state or local law.
“Certificate” means the Certificate of Formation of the Company, as the same has been or may be amended from time to time.
“Change of Control” means, as applicable (a) the closing of a sale, lease, exchange or other disposition of all or substantially all of the Company’s assets, with or without goodwill, outside the ordinary course of the Company’s business; or (b) the Company’s merger into or consolidation with any other entity, or any other reorganization or transfer of the equity interests in the Company, in which the holders of the Company’s outstanding equity interests immediately prior to such transaction receive or retain, in connection with such transaction on account of their equity interests, securities representing 50% or less of the voting power of the entity surviving such transaction (or if the Company or such other surviving or resulting entity is a wholly-owned subsidiary immediately following such acquisition, its parent).
“Class A Member” means (a) each Class A Member identified as such on the Unitholder Register until such time, if any, that such Class A Member is no longer a Class A Member; (b) any Person acquiring Class A Units directly from the Company and who is admitted as a Class A Member in accordance with this Agreement until such time, if any, that such Person no longer holds any Class A Units or otherwise ceases to be a member of the Company; and (c) any Person who acquires Class A Units and who satisfies the condition for admission as a Class A Member, until such time, if any, that such Person no longer holds any Class A Units or otherwise ceases to be a member of the Company, in each case, in such Person’s capacity as a Class A Member of the Company.
“Class A Unitholder” means each Class A Member and each Assignee holding Class A Units.
“Class A Units” means the units designated as such by the Managers in accordance with this Agreement representing an ownership interest in the Company having the rights, powers, preferences and obligations set forth in this Agreement.
“Class B Member” means (a) each Class B Member identified as such on the Unitholder Register until such time, if any, that such Class B Member no longer holds any Class B Units or otherwise ceases to be a member of the Company; (b) any Person acquiring Class B Units directly from the Company and who is admitted as a Class B Member in accordance with this Agreement until such time, if any, that such Person no longer holds any Class B Units or otherwise ceases to be a member of the Company; and (c) any Person who acquires Class B Units in a Permitted Transfer and who satisfies the condition for admission as a Class B Member, until such time, if any, that such Person is no longer a Class B Member, in each case, in such Person’s capacity as a Class B Member.
“Class B Unitholder” means each Class B Member and each Assignee holding Class B Units.

“Class B Units” means the units designated as such by the Managers in accordance with this Agreement representing an ownership interest in the Company having the rights, powers, preferences and obligations set forth in this Agreement.
“Code” means the Internal Revenue Code of 1986. All references herein to sections of the Code shall include any corresponding provision or provisions of succeeding law.
“control,” “controlled” and “controlling” means the power to direct or cause the direction of the management and policies of a Person and shall be deemed to exist if any Person directly or indirectly owns, controls, or holds the power to vote 50% or more of the voting securities of such other Person.
“Conversion Event” means any of the following: (a) written consent by the Managers and the Class A Members to effect a public offering of the Company’s securities (in which case the conversion to corporate form shall occur reasonably in advance of such public offering); (b) a written proposal by a bona fide third party to provide equity or debt financing that has been approved by the Managers and the Class A Members, but that has been made conditional by the proposing party upon a conversion of the Company to corporate form (in which case the conversion to corporate form shall be conditioned upon the consummation of such financing); (c) written consent of the Class A Members and approval of the Managers; or (d) any acquisition or divestiture that has been approved by the Managers and the Class A Members that requires a conversion to corporate form (in which case the conversion to corporate form shall be conditioned upon the consummation of such acquisition or divestiture).
“Distribution” means a transfer of money or other property from the Company to a Unitholder on account of such Unitholder’s ownership of Units.
“Effective Time” means the Effective Time as defined in the Merger Agreement.
“Family” means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, niece, nephew or first cousin, including, adoptive relationships, of a natural person referred to herein, or any other relative/person approved by the Managers.
“Fiscal Year” means the Company’s taxable year, which shall be a calendar year except as otherwise required by law.
“Interest Rate” means the rate per annum equal to The Wall Street Journal prime rate of interest as quoted in the Money Rates section of The Wall Street Journal.
“Majority Consent” means (a) with respect to the Class A Members, the written consent of Class A Members who hold a majority of the then outstanding Class A Units held by all Class A Members; (b) with respect to the Class B Members, the written consent of Class B Members who hold a majority of the then outstanding Class B Units held by all Class B Members; and (c) with respect to the Managers, the written consent or affirmative vote of a majority of the Persons then serving as Managers.
“Manager” means each individual appointed to serve as a manager of the Company pursuant to Article 4.
“Member” means each Class A Member and each Class B Member.

“Merger Agreement” means that certain Agreement and Plan of Merger dated as of the date hereof, by and among USANA Health Sciences, Inc., Karate Merger Sub, Inc. (“Merger Sub”), the Company, and Shareholder Representative Services LLC.
“Net Available Cash Flow” means, with respect to any period, the Company’s gross cash receipts derived from any source whatsoever, reduced by any amount that the Managers determine to reserve and withhold from distribution, which shall in any event include the portion thereof used to pay or establish reasonable reserves for all Company expenses, debt payments and accrued interest (including principal and interest payments on loans made to the Company), contingencies, and proposed acquisitions, investments and capital expenditures. Any funds released from reserve shall be considered a cash receipt by the Company for purposes of this definition.
“Partnership Representative” shall mean (a) the Company’s “partnership representative” within the meaning of Code Section 6223, (b) if the Person described in (a) is an entity, that Person’s “Designated Individual” within the meaning of Regulations Section 301.6226-1 and (c) any Person serving under any similar or analogous state or local tax law in a capacity similar to any of the foregoing.
“Percentage Interest” means the percentage interest of each Unitholder determined with respect to a particular Unitholder at any particular time by dividing the number of Units held by such Unitholder by the aggregate number of Units held by all Unitholders.
“Person” means an individual, business corporation, nonprofit corporation, partnership, limited partnership, limited liability company, limited cooperative association, unincorporated nonprofit association, statutory trust, business trust, common-law business trust, estate, trust, association, joint venture, public corporation, government, governmental subdivision, agency or instrumentality or any other legal or commercial entity.
“Quorum” means (a) with respect to the Class A Members, a Class A Member or Class A Members who hold a majority of the outstanding Class A Units then held by all Class A Members; (b) with respect to the Class B Members, a Class B Member or Class B Members who hold a majority of the outstanding Class B Units then held by all Class B Members; and (c) with respect to the Managers, a majority of the Persons who are then serving as Managers of the Company.
“Regulations” means the Treasury Regulations promulgated under the Code as such Regulations may be amended and in effect from time to time (including corresponding provisions of succeeding Regulations).
“Related Party” means, with respect to a Person, such Person’s Affiliates and their respective owners, directors, managers, partners, members, officers, employees, agents and representatives.
“Related Person” means, with respect to any Person, each Affiliate of such Person and each owner, member, partner, stockholder, equityholder, beneficiary, director, officer, employee, agent, trustee, representative, attorney, accountant and each insurance, environmental, legal, financial and other advisor and other consultants and agents of or to such Person or any of its Affiliates including those Persons set forth on Schedule A attached hereto. Any Person holding Class B Units as of the Effective Time will constitute a Related Person of any transferee of such Class B Units (whether such Transfer is in one or more Permitted Transfers), other than with respect to any Transfer to the Company or its assign(s).
“Resignation Without Good Reason” means with respect to a Class B Member (or such Class B Member’s Related Person) who is an officer of the Company, including those individuals set forth on

Schedule B attached hereto, and unless otherwise defined in an agreement between such Class B Member (or such Class B Member’s Related Person) and the Company, such Class B Member’s voluntary resignation as an officer of the Company or voluntary termination of employment with the Company for any reason other than: (a) a material reduction in such Person’s total cash compensation from the Company following the Effective Time without such Person’s consent and other than a reduction that is part of and proportionally consistent with a broad-based reduction in compensation applicable to other officers generally; (b) a material diminution in such Person’s authority, duties or responsibilities with the Company following the Effective Time without such Person’s consent; (c) the Company’s material breach following the Effective Time or any employment agreement between the Company and such Person; or (d) a change in the location where such Person is required to work on a routine basis for the Company to a location that is an increase of at least fifty miles driving distance from such Person’s primary residence as of the Effective Time without such Person’s consent, in each case where (i) prior to such resignation or termination such Person provides written notice to the Company and the Managers within sixty days after the first occurrence of such event setting forth in reasonable detail the basis for such Person’s resignation with the Company or termination of employment with the Company, allows the Company at least thirty days from receipt of such written notice to cure such event and such event is not reasonably cured within such thirty-day period, and (ii) such Person resigns from all positions then held by such Peron with the Company and terminates such Person’s employment with the Company no later than thirty days after the expiration of such cure period.
“Restrictive Covenant Agreement” means any confidentiality, invention assignment, non-competition or non-solicitation agreement (or any combination of the foregoing) between the Company and the applicable Class B Member (or such Class B Member’s Related Person).
“Reviewed Year Unitholder” means any Person who was a Unitholder during a “reviewed year” of the Company as defined in Code Section 6225 (regardless of whether such Person is a Unitholder during the applicable “adjustment year” of the Company within the meaning of Section 6225 of the Code).
“Securities Act” means the Securities Act of 1933, as amended.
“Target Balance” means, with respect to any Unitholder as of the close of any period for which allocations are made under Article 6, the amount the Unitholder would receive (or be required to contribute) in a hypothetical liquidation of the Company as of the close of such period assuming for purposes of such hypothetical liquidation (a) a sale of all the Company assets at prices equal to their Gross Asset Values; and (b) the distribution of the net proceeds from such sale to the Unitholders pursuant to Section 13.2(b), after payment of all Company indebtedness and any other liabilities related to the Company assets (limited, in the case of nonrecourse liabilities, to the collateral securing or otherwise available to satisfy such liabilities).
“Taxing Jurisdiction” means any government (or government agency or other Person authorized by any government) that collects tax, interest, and penalties, however designated, on any Unitholder’s share of income or gain attributable to the Company.
“Transfer” means, when used as a noun, any voluntary or involuntary assignment, conveyance, sale, lease, encumbrance, including a mortgage, pledge or security interest, gift or transfer by operation of law, and, when used as a verb, voluntarily or involuntarily to assign, convey, sell, lease, encumber, gift or transfer by operation of law.

“U.S.” means the United States of America.
“Unit” means each Class A Unit and each Class B Unit.
“Unitholder” means each Member and each Assignee.
“Withdrawal Event” means with respect to a Class B Member, (a) the occurrence of any event that makes it unlawful to carry on the Company’s activities and affairs if such Person remains a Unitholder; (b) the Transfer or attempted Transfer of any Units by such Class B Member in violation of this Agreement, including any involuntary Transfer (such as the entry of any judicial decree or order resolving the property rights of such Class B Member that is a natural person and such Class B Member’s spouse in connection with their marital dissolution or legal separation or the execution of any contract or agreement relating to the distribution or division of such Class B Member’s property rights); (c) such Class B Member does any of the following: (i) makes a general assignment for the benefit of creditors; (ii) files a voluntary petition in bankruptcy; (iii) is adjudged a bankrupt or insolvent, or has entered against such Class B Member an order for relief, in any bankruptcy or insolvency proceeding; (iv) files a petition or answer seeking for such Class B Member any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or rule; (v) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against such Class B Member in any proceeding of the nature described in clause (i) through (iv); or (vi) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of such Class B Member or of all or any substantial part of such Class B Member’s properties; (d) one hundred twenty days after the commencement of any proceeding against such Class B Member seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, if such proceeding has not been dismissed, or if within ninety days after the appointment without such Class B Member’s consent or acquiescence of a trustee, receiver or liquidator of such Class B Member or of all or any substantial part of such Class B Member’s properties, the appointment is not vacated or stayed or within ninety days after the expiration of any stay, the appointment is not vacated; (e) such Class B Member (or such Class B Member’s Related Person) at any time commits an act that constitutes Cause; (f) a material breach of this Agreement by such Class B Member or a material breach of the Restrictive Covenant Agreement by such Class B Member (or such Class B Member’s Related Person), which material breach of this Agreement or such Restrictive Covenant Agreement, if capable of cure, is not cured within thirty days of such Class B Member’s receipt of written notice of the same from the Company; or (g) if such Class B Member (or such Class B Member’s Related Person) is employed by the Company, the termination of such Class B Member’s (or such Class B Member’s Related Person’s) employment with the Company by such Class B Member (or such Class B Member’s Related Person) or by the Company for any or no reason.
“Withdrawn Member” means a Class B Member that has ceased to be a Member following the occurrence of a Withdrawal Event with respect to such Class B Member; provided in the case of an involuntary Transfer (such as the entry of any judicial decree or order resolving the property rights of a Class B Member that is a natural person and such Class B Member’s spouse in connection with their marital dissolution or legal separation or the execution of any contract or agreement relating to the distribution or division of such Class B Member’s property rights), such Class B Member shall become a Withdrawn Member only with respect to the Class B Units not retained by such Class B Member in connection with such involuntary Transfer.
“writing,” “written” and words of similar import means information that is inscribed on a tangible medium or that is stored in an electronic or other medium and is retrievable in perceivable form.

ARTICLE 2
GENERAL
2.1General. The Unitholders shall execute and acknowledge any and all certificates and instruments and do all filing, recording, and other acts as may be necessary or appropriate to comply with the requirements of the Act relating to the formation, operation, and maintenance of the Company in accordance with the terms of this Agreement.
2.2Name. The name of the Company is Hiya Health Products, LLC and the business of the Company shall be carried on in this name with such variations and changes as the Managers deem necessary or appropriate to comply with requirements of the jurisdictions in which the Company’s operations shall be conducted.
2.3Purposes and Powers. The business purpose of the Company shall be to transact any lawful business as may be authorized under the Act.
2.4Designated Office. The principal place of business of the Company shall be located at 6454-56 East Rogers Circle, Boca Raton, FL 33487, or such other place or places as the Managers may determine from time to time.
2.5Registered Agent; Registered Office. The registered office for service of process on the Company in the State of Delaware and the name of its registered agent at that address shall be as set forth in the Certificate.
2.6Term. The term of the Company shall not expire except in accordance with the provisions of Article 13 or in accordance with the Act.
2.7Company Classification. The Unitholders intend that the Company always be operated in a manner consistent with its treatment as a “partnership” for U.S. federal and applicable state and local income tax purposes. The Unitholders also intend that the Company not be operated or treated as a “partnership” for any other purposes, including Section 303 of the Federal Bankruptcy Code. Neither the Managers nor the Unitholders may take any action inconsistent with this express intent of the Unitholders.
2.8Third Party Rights. Nothing contained in this Agreement is intended or will be deemed to benefit any creditor of the Company, nor will any creditor of the Company be entitled to require any Unitholder to make any contributions of capital to the Company.
ARTICLE 3
CAPITAL CONTRIBUTIONS; UNITHOLDERS
3.1Initial Capital Account Balances. Each Unitholder shall have a Capital Account as of the Effective Time in proportion to the Percentage Interest of such Unitholder as of the Effective Time.
3.2Additional Capital Contributions. No Unitholder shall be required to make additional Capital Contributions, and no Unitholder shall be allowed to make an additional Capital Contribution without the approval of the Managers. If the Managers and the Class A Members determine that additional Capital Contributions are needed to enable the Company to conduct its business (each, a “Capital Call”), the Managers shall deliver to the Members written notice of the Capital Call, which shall specify the total size of the Capital Call and the number and class (and, if applicable, series) of Units to be issued in consideration for the additional Capital Contributions (the “Capital Call Notice”). The Capital Call Notice shall specify all rights and obligations associated with the class (and, if applicable, series) of Units to be issued in connection with the Capital Call and the amendments, if any, required to be made to this Agreement to reflect the rights and obligation of such Units and the other terms and conditions of the Capital Call, as determined by the Managers and the Class A Members. The per Unit price for each Unit issued to a Member participating in a Capital Call shall be equal to the fair market value of such Unit as of the date of the Capital Call Notice, as determined by the Managers in good faith and the Class A Members in good faith (the “Capital Call Per Unit Price”). Concurrently with each Capital Contribution made pursuant to such Capital Call, this Agreement shall be deemed to be automatically amended, without requiring any further action on the part of the Members or the Managers, to reflect the rights and obligations associated with the Units issued pursuant to such Capital Call as set forth in the Capital Call Notice and such other rights and obligations approved by the Managers and the Class A Members. Each Member shall have the right, but not the obligation, to contribute a percentage of the total Capital Contributions required by the Capital Call equal to the Percentage Interest of such Member relative to the Percentage Interests of all Members. If any Member does not fully participate in the Capital Call within thirty days of the Managers’ delivery of the Capital Call Notice, the Members who fully participated in the Capital Call during such thirty day period may make additional Capital Contributions during the following thirty days until the entire Capital Call is satisfied, with the amount of such additional Capital Contributions to be determined by the Members making such additional Capital Contributions. Upon payment of any Capital Contribution pursuant to this Section 3.2, the Company shall issue additional Units of the class (and, if applicable, series) set forth in the Capital Call Notice to the contributing Member equal to the amount of such Capital Contribution divided by the Capital Call Per Unit Price, the Capital Account of the contributing Members shall be increased by the amount of such Capital Contributions and the Percentage Interests of all Unitholders shall be adjusted. If the entire Capital Call is not satisfied pursuant to this Section 3.2, the Company shall have ninety days thereafter to sell the remaining Units subject to such Capital Call to third parties on terms and conditions not materially more favorable to the purchasers thereof than specified in the Capital Call Notice. If the Company has not sold such Units within such ninety-day period, the Company shall not thereafter issue or sell any Units without first complying with this Section 3.2.
3.3No Unauthorized Withdrawals of Capital Contributions. No Unitholder shall have the right to withdraw or to be repaid any of such Unitholder’s Capital Contributions, except as provided in this Agreement.
3.4Return of Capital. Except as otherwise provided in this Agreement, no Unitholder shall be entitled to the return of such Unitholder’s Capital Contributions to the Company.
3.5Borrowing. The Company may, with the approval of the Managers, borrow from banks, lending institutions, or other unrelated third parties, or from Affiliates of the Company or any Unitholder or any Manager, and may pledge Company properties or any income therefrom to secure or provide for the repayment of any such loans.
3.6Merger. Pursuant to and by virtue of the Merger (as defined in the Merger Agreement), (a) the limited liability company interests in Merger Sub outstanding immediately prior to the Effective Time are cancelled and converted into and thereafter evidence the number of Class A Units calculated pursuant to the Merger Agreement and as set forth opposite the Class A Members’ names set forth on Annex B of the Unitholder Register as of the date hereof (the issuance thereof being hereby ratified and confirmed) and (b) the Company Units (as defined in the Merger Agreement) outstanding immediately prior to the Effective Time are cancelled and converted into and thereafter evidence the number of Class B Units calculated pursuant to the Merger Agreement and as set forth opposite the Class B Members’ names set forth on Annex B of the Unitholder Register as of the date hereof (the issuance thereof being hereby ratified and confirmed) and as set forth, with respect to each Unitholder, on the counterpart signature page to this Agreement provided to such Unitholder for execution. The Unitholder Register as of the date hereof takes into account the Merger and the foregoing conversions; accordingly, no adjustment shall be made to Unitholder Register as of the date hereof as a result of the Merger.
3.7Members and Units. The Managers shall cause to be maintained in the books and records of the Company a register containing the name and address, the class and the number of Units held and the Percentage Interests of the Unitholders (the “Unitholder Register”). The Unitholder

Register may be updated from time to time by the Managers to reflect any change in the name, address, class or number of Units held by or the Percentage Interest of any Unitholder. Any reference to the Unitholder Register in this Agreement includes any amendment to reflect any changes in the information specified therein. As of the Effective Time, there are (i) 806,026 Class A Units and (ii) 216,251 Class B Units outstanding. Promptly following request by a Unitholder, the Managers shall provide to such Unitholder the information set forth on the Unitholder Register that specifically relates to such Unitholder (but not any other Unitholder).
ARTICLE 4
MANAGEMENT
4.1Management by Managers; Authority of Managers. The Company shall be managed by the Managers. Accordingly, except as expressly provided by this Agreement or an nonwaivable provision of the Act, any matter relating to the activities and affairs of the Company shall be decided exclusively by the Managers and the Managers are hereby vested with full, exclusive and complete discretion, power, and authority, to manage, control, administer, and operate the business and affairs of the Company for the purposes herein stated. Members are not agents of the Company solely by reason of being Members.
4.2Restrictions of the Power of the Managers.
(a)Notwithstanding anything to the contrary in this Agreement, the Managers may take the following actions only with the consent of the Class A Members:
(i)issue additional Units or any options, warrants or other rights to purchase, exercisable for or convertible into Units or redeem any Units or any options, warrants or other rights to purchase, exercisable for or convertible into Units or enter into any phantom equity, profit sharing, sale bonus or similar agreement or adopt any phantom equity, profit sharing, sale bonus or similar plan or amend any of the foregoing;
(ii)take any action (other than as contemplated in Article 12) which would cause the dissolution of the Company under the Act or this Agreement or cause the Company to be classified as an “association” or otherwise taxable as a corporation under the Code;
(iii)change or reorganize the Company into any other legal form, including, without limitation, any merger, conversion or domestication under the Act;
(iv)take any action which would make it impossible to carry on the ordinary business or accomplish the purposes of the Company;
(v)consummate a Change of Control;
(vi)amend the Certificate;
(vii)take any action which, pursuant to this Agreement, specifically requires the consent of the Class A Members; or
(viii)enter into any agreement, arrangement or understanding, written or oral, to do any of the foregoing.
(b)Notwithstanding anything to the contrary in this Agreement, the Managers may take the following actions only with the consent of the Class B Members: amend, alter or repeal any provision of this Agreement in a manner that materially and adversely affects the powers, preferences, obligations or rights of the Class B Units in a manner disproportionate to the effect on the other then-

outstanding classes and series of Units (it being understood that the Class B Units shall not be deemed to be materially and adversely affected in a manner disproportionate to the effect on the other then-outstanding class and series of Units because of the creation, authorization or issuance of any new class or series of Units (including any additional class or series of Units that is senior to or pari passu with the Class A Units or Class B Units in any or all respects)).
4.3No Guaranty of Return of Capital or Distribution of Cash. The Managers do not in any way guarantee the return of the Unitholders’ Capital Contributions or the realization of a profit from their investment in the Company. There is no guarantee of the Distribution of any particular amount of cash to the Unitholders at any particular times.
4.4Number of Managers; Managers’ Tenure and Qualifications.
(a)From and after the Effective Time, the Class A Members shall have the right to determine the number of Managers, which shall initially be four.
(b)The Class A Members shall be entitled to designate all Managers except the Class B Manager (as defined below) (the “Class A Managers”). The initial Class A Managers shall be G. Douglas Hekking, P. Joshua Foukas and Walter Noot.
(c)The Class B Members shall be entitled to designate one Manager (the “Class B Manager”) for so long as there are any Class B Units outstanding that are held by one or more Class B Members. The initial Class B Manager shall be Darren A. Litt.
(d)Each Manager shall hold office until the earlier of such Manager’s death, resignation in accordance with Section 4.5 or removal in accordance with Section 4.6. A Person need not be a Member to be a Manager, but if a Member who is a Manager becomes a Withdrawn Member, such Person shall be deemed to have automatically resigned as a Manager upon the occurrence of the Withdrawal Event. If a Person that is both a Manager and a Member ceases to be a Manager, such cessation does not itself constitute a Withdrawal Event.
4.5Resignation.
(a)A Class A Manager may resign at any time by delivering written notice to the all of the other Managers.
(b)The Class B Manager may resign at any time by delivering written notice to all of the other Managers.
(c)The resignation of a Manager shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Such resignation shall not affect such Manager’s rights and liabilities as a Unitholder, if applicable, except to the extent otherwise specifically provided in this Agreement.
4.6Removal.
(a)A Class A Manager may be removed at any time by the Class A Members with or without cause.
(b)The Class B Manager may be removed at any time by either the Class B Members or the Class A Members with or without cause.
4.7Vacancies.

(a)Any vacancy occurring for any reason in the office of a Class A Manager may be filled by the Class A Members.
(b)Any vacancy occurring for any reason in the office of the Class B Manager may be filled by a Person designated by the Class B Members who is also approved by the Class A Managers, and such Class A Managers approval shall not be unreasonably withheld, conditioned or delayed.
4.8Meetings. The Managers may hold meetings at which a Quorum is present at a time and place determined by the Managers. Any Manager may call a meeting of the Managers by giving at least forty-eight hours’ notice of the meeting and the time, place and purpose for such meeting to each other Manager. Managers may waive the forty-eight-hour notice requirement by attending the meeting (except when a Manager attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting has not been properly called or convened) or by waiving the notice requirement in writing before or after such meeting. Any Manager may participate in a meeting by, or conduct the meeting through the use of, any means of communication by which all Managers participating may simultaneously hear each other during the meeting, in which case, any required notice of the meeting may generally describe the arrangements (rather than or in addition to the place) for the holding thereof. A Manager participating in a meeting by this means is deemed to be present in person at this meeting.
4.9Approval Requirement; Voting. Actions taken by the Managers and all actions requiring the approval, election or waiver of the Managers under this Agreement, the Act or otherwise shall require Majority Consent of the Managers at a meeting at which a Quorum is present. Any action which may be taken by the Managers at a special or regularly scheduled meeting may be taken without a meeting and without prior notice if the Managers consent to the action in writing or by electronic transmission by Majority Consent of the Managers. The Managers may not vote by proxy.
4.10Officers.
(a)Appointment; Resignation; Removal. The Managers may appoint officers of the Company with such titles and authorities as determined by the Managers. Each officer shall hold office until he or she resigns, dies or is removed by the Managers. The Managers may remove an officer at any time with or without cause. An officer may resign at any time by giving written notice to the Managers. The resignation of such officer shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. The Company shall reimburse the officers for their reasonable expenses (as determined by the Managers in their sole discretion) incurred in connection with the Company’s business. The officers shall be compensated for their services for such amount and upon such terms and conditions as determined by the Managers from time to time.
(b)Officers.
(i)The chief executive officer, if any, shall, subject to the direction and supervision of the Managers, (1) see that all orders and resolutions of the Managers are carried into effect; (2) exercise general direction and supervision of the business and affairs of the Company; and (3) perform all other duties incident to the office of chief executive officer and as from time to time may be assigned to the chief executive officer by the Managers. The chief executive officer may sign, subject to such restrictions and limitations as may be imposed from time to time by the Managers, agreements, deeds, mortgages, bonds, contracts or other instruments which have been duly approved for execution.
(ii)The president, if any, shall, subject to the direction and supervision of the Managers and the chief executive officer, (1) exercise general and active management and control of the business and affairs of the Company and shall see that all orders and resolutions of the Managers and the chief executive officer are carried into effect; and (2) perform all other duties incident to the office of president and as from time to time may be assigned to the president by the Managers or the chief executive officer. The president may sign, subject to such restrictions and limitations as may be imposed from time to time by the Managers or the chief executive officer, agreements, deeds, mortgages, bonds, contracts or other instruments which have been duly approved for execution.
(iii)The chief operating officer, if any, shall, subject to the direction and supervision of the Managers, the chief executive officer and the president, (1) direct and supervise the operations of the Company; and (2) perform all other duties incident to the office of chief operating officer and as from time to time may be assigned to the chief operating officer by the Managers, the chief executive officer or the president. The chief operating officer may sign, subject to such restrictions and limitations as may be imposed from time to time by the Managers, the chief executive officer or the president, agreements, deeds, mortgages, bonds, contracts or other instruments which have been duly approved for execution.
(iv)Each vice president, if any, shall assist the chief operating officer, the president and the chief executive officer and shall perform such duties as may be assigned by the Managers, the chief operating officer, the president or the chief executive officer.
(v)The secretary, if any, shall (1) have responsibility for the preparation and maintenance of minutes of the proceedings of the Managers and the Class A Members; (2) have responsibility for the preparation and maintenance of the other records and information required to be kept by the Company under the Act; (3) be custodian of the Company’s records; (4) when requested or required, authenticate any records of the Company; and (5) in general perform all duties incident to the office of secretary, including such other duties as from time to time may be assigned to the secretary by the chief operating officer, the president, the chief executive officer or the Managers.
(vi)The chief financial officer, if any, shall (1) be the principal financial officer of the Company and have responsibility for the care and custody of all its funds, securities, evidences of indebtedness and other personal property and deposit and handle the same in accordance with instructions of the Managers; (2) receive and give receipts for funds paid in on account of the Company, and pay out of funds on hand all bills, payrolls and other just debts of the Company of whatever nature upon maturity; (3) unless there is a controller, be the principal accounting officer of the Company and as such prescribe and maintain the methods and systems of accounting to be followed, keep complete books and records of account, prepare and file all local, state and federal tax returns, prescribe and maintain an adequate system of internal audit and prepare and furnish to the chief executive officer and the Managers statements of account showing the financial position of the Company and the results of its operations; (4) upon request of the Managers, make such reports to it as may be required at any time; and (5) perform all other duties incident to the office of treasurer and such other duties as from time to time may be assigned to the chief financial officer by the Managers.
ARTICLE 5
DISTRIBUTIONS
5.1Distributions. Distributions, if any, shall be made to the Unitholders at the times and in the aggregate amounts determined by the Managers. All Distributions, including Distributions of Net Available Cash Flow, shall be made to the Unitholders pro rata in accordance with the Unitholders’ respective Percentage Interests.
5.2Amounts Withheld. All amounts withheld pursuant to the Code or any provisions of other applicable tax law with respect to any allocation, payment or Distribution to the Unitholders from the Company shall be treated as amounts distributed to the relevant Unitholder or Unitholders for all purposes of this Agreement.

5.3State Law Limitation on Distributions. Notwithstanding anything to the contrary in this Agreement, the Company shall not make a Distribution to any Unitholder on account of such Unitholder’s Units if such Distribution would violate the Act or other applicable law.
5.4Distributions with Respect to Taxes.
(a)The Company shall within ninety days following the end of each Fiscal Year make a Distribution to each Unitholder entitled to receive a Distribution (a “Tax Distribution”) equal to the product of: (i) the highest combined marginal U.S. federal and state of California income tax rates imposed on income of individuals or corporations who are residents of California for tax purposes (taking into account the deductibility of state taxes and the character of the relevant income for U.S. federal income tax purposes) and (ii) the Company’s taxable income for U.S. federal income tax purposes allocated to such Unitholder for the relevant fiscal period and calculated without regard to (x) items of depreciation or amortization allocated under, or attributable to, any special basis adjustment with respect to any Member pursuant to Sections 734(b), 743(b) and 754 of the Code or (y) items of income, gain, loss or deduction allocated under the principles of Section 704(c) of the Code, in all cases as may be reasonably determined or estimated by the Managers. Notwithstanding the foregoing, no Tax Distributions shall be required to be made with respect to 2024 (or any portion or period thereof) to any current or former Unitholder (or any of their successors or transferees).
(b)Notwithstanding anything to the contrary in this Section 5.4, the amount to be distributed to a Unitholder as a Tax Distribution in respect of any Fiscal Year shall be reduced on a dollar-for-dollar basis by any Distributions made to such Unitholder pursuant to Section 5.1 during such Fiscal Year.
(c)For the avoidance of doubt, any Tax Distributions shall be considered an advancement of, and shall not be in addition to, Distributions to which Unitholders would otherwise be entitled hereunder and shall reduce such Distributions on a dollar-for-dollar basis.
ARTICLE 6
ALLOCATION OF PROFITS AND LOSSES
6.1Profit and Loss Allocations. Subject to and after making any special allocations required under Appendix 1, for each Fiscal Year (or other relevant period), Profits and Losses (and, if necessary, individual items of gross income, gain, loss, or deduction) shall be allocated among the Unitholders for such Fiscal Year (or other relevant period) in such a manner as to cause their Capital Account balances to equal, as nearly as possible, their Target Balances. For purposes of the preceding sentence, the balance of each Unitholder’s Capital Account will be determined after crediting thereto any amount the Unitholder is obligated or deemed obligated to restore under this Agreement or Regulations Sections 1.704-1(b)(2)(ii)(c), 1.704-2(g)(1), or 1.704-2(i)(5).
6.2Tax Allocations.
(a)Except as otherwise provided in Section 6.2(b), for U.S. income tax purposes, all items of income, gain, loss, deduction and credit of the Company for any tax period shall be allocated among the Unitholders in accordance with the allocation of Profits and Losses prescribed in this Article 6 and Appendix 1.
(b)In accordance with Code Section 704(c) and the Regulations thereunder, income, gain, loss and deduction with respect to any property contributed to the capital of the Company shall, solely for tax purposes, be allocated among Unitholders so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its initial Gross Asset Value. In the event the Gross Asset Value of any Company asset is adjusted pursuant to Section A1 of Appendix 1, subsequent allocations of income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Regulations thereunder; provided, however, that unless otherwise determined by the Managers, the Company shall adopt the Traditional Method as defined under Regulations Section 1.704-3(b), and shall not adopt the Traditional Method with Curative Allocations as defined under Regulations Section 1.704-3(c) or the Remedial Allocation Method as defined in Regulations Section 1.704-3(d) that would require any Unitholder to report any item of income or gain for Code Section 704(c) purposes that differs in amount or timing from the Profit that the Company allocates to such Unitholder under Code Section 704(b). Allocations pursuant to this Section 6.2 are solely for purposes of U.S. federal, state and local income taxes and shall not affect, or in any way be taken into account in computing, any Unitholder’s Capital Account or share of Profits, Losses or other items or Distributions pursuant to any provision of this Agreement.
(c)The Unitholders are aware of the income tax consequences of the allocations made by this Article 6 and Appendix 1 and hereby agree to be bound by the provisions of this Article 6 and Appendix 1 in reporting their distributive shares of the Company’s taxable income and loss for income tax purposes.
6.3Section 706 Method. For the taxable year that includes the Effective Time, income, gain, loss, deduction or credit attributable to any Units which have been Transferred shall be allocated between the transferor and the transferee under the interim closing method described in Code Section 706 and the Regulations thereunder.
ARTICLE 7
RIGHTS AND OBLIGATIONS OF UNITHOLDERS
7.1Waiver of Action for Partition. Each Unitholder irrevocably waives during the term of the Company any right that such Unitholder may have to maintain any action for partition with respect to Company property or other Company assets.
7.2Voting Rights. Except as otherwise expressly provided in this Agreement, and the Members, in their capacity as such, shall have no voting or consent rights pursuant to the Act or this Agreement. The Class A Members shall have the right to vote only on those matters specifically reserved for their consent set forth in this Agreement. The Class B Members shall have no voting or consent rights except as set forth in Section 4.2(b), Section 4.4(c), Section 4.5(b), Section 4.6(b), Section 4.7(b) and Section 15.3. All actions, appointments or elections which the Class A Members are collectively permitted to take or make or requiring the consent of the Class A Members pursuant to this Agreement may be taken only with Majority Consent of the Class A Members. All actions, appointments or elections which the Class B Members are collectively permitted to take or make or requiring the consent of the Class B Members pursuant to this Agreement may be taken only with Majority Consent of the Class B Members.
7.3Voting Procedure. In any circumstances requiring consent by the Class A Members or Class B Members, as applicable, such consent shall be given or withheld in the sole and absolute discretion of the Class A Members or Class B Members, respectively, and conveyed in writing or by electronic transmission to the Managers not later than five days after such consent is requested by the Managers in a written notice directed to the Class A Members or Class B Members, as applicable. Failure to respond within the requisite time period (which shall in all cases never be less than ten days) shall constitute a vote consistent with the Managers’ recommendation with respect to the proposal, if any. If the Managers receive the necessary consent of the Class A Members or the Class B Members, as applicable, to such action, the Managers shall be authorized to implement such action without further authorization by the Class A Members or the Class B Members, respectively.
7.4Written Consent. All actions, appointments and elections taken by the Class A Members or the Class B Members, as applicable, shall be in writing or by electronic transmission and shall be effective as of the date the last written consent or electronic transmission necessary to authorize or take the action, appointment or election is received by the Company or such future date or time (including a time determined upon the happening of an event) specified therein. Any Class A Member or Class B Member, as applicable, or an authorized representative of such Class A Member or such Class B Member, as applicable, may revoke a consent or electronic transmission by a signed writing or electronic transmission describing the action and stating that such Class A Member’s or such Class B Member’s, as applicable, prior consent is revoked, if the writing or electronic transmission is received by the Company prior to the effective date and time of the action.
7.5Limitation on Bankruptcy Proceedings. Without the prior consent of the Class A Members, no Unitholder or Manager shall file or cause to be filed any action in bankruptcy involving the Company or seek, consent to or acquiesce in the appointment of a trustee, receiver or liquidator for the assets of the Company.
ARTICLE 8
LIABILITY, EXCULPATION, INDEMNIFICATION AND FIDUCIARY DUTIES
8.1Liability. Except as otherwise provided by the Act, a debt, obligation or other liability of the Company, whether arising in contract, tort or otherwise, is solely the debt, obligation or liability of the Company and no Member or Manager is personally liable, directly or indirectly, by way of contribution or otherwise, for a debt, obligation or liability of the Company solely by reason of being or acting as a Member or Manager. The failure of the Company to observe formalities relating to the exercise of its powers or management of its activities and affairs is not a ground for imposing liability on any Member or Manager for a debt, obligation or other liability of the Company.
8.2Reimbursement. The Company shall reimburse each Manager for any payment made by such Manager in the course of their activities on behalf of the Company if such Manager obtained any approvals required by this Agreement.
8.3Exculpation. Except as otherwise provided herein and to the maximum extent permitted by the Act, no Manager or any of such Manager’s Related Parties, no Class A Member or any of such Class A Member’s Related Parties, no Class B Member or any of such Class B Member’s Related Parties and no officer of the Company (collectively, the “Covered Persons”) shall be liable to any Manager, the Company or any Unitholder for monetary damages for any loss suffered by any Manager, the Company or any Unitholder arising out of any act or omission performed or omitted by such Covered Person in a manner reasonably believed by such Covered Person to be within the scope of authority conferred on such Covered Person by this Agreement, and, solely with respect to a Covered Person in such Person’s capacity as an officer of the Company, in good faith on behalf of the Company, unless such loss is caused by such Covered Person’s breach of the express terms of this Agreement or in the case of an officer, such officer’s breach of such officer’s fiduciary duties set forth in this Agreement, in each case, as determined by a final judgment, order or decree of a court of competent jurisdiction (which is not appealable or with respect to which the time for appeal therefrom has expired and no appeal has been perfected) or any losses that are attributable to such Covered Person’s or such Covered Person’s Affiliates’ (excluding, for purposes hereof, the Company) present or future breaches of any representations, warranties, duties or covenants by such Covered Person or such Covered Person’s Related Parties (excluding, for purposes hereof, the Company), contained herein or in any other agreement with the Company. Any Manager may consult with counsel and accountants and other experts, including financial advisors, in respect of the Company affairs and, provided such Person acts in good faith reliance upon the advice or opinion of such counsel or accountants or other experts, such Person shall not be liable for any loss suffered by the Company or any Unitholder in reliance thereon. The preceding sentence shall in no way limit any Person’s right to rely on information to the extent provided in Section 18-406 of the Act.
8.4Indemnification.

(a)The Company hereby agrees to indemnify and hold harmless any Person to the fullest extent permitted under the Act against all expenses, liabilities and losses (including attorney fees, judgments, fines, excise taxes or penalties) reasonably incurred or suffered by such Person (or one or more of such Person’s Affiliates or of which such Person is an Affiliate) by reason of the fact that such Person is or was a Unitholder, a Manager or an officer of the Company (each, an “Indemnified Person”) if, in each case, (i) such Indemnified Person acted in a manner the Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by this Agreement, and, solely with respect to a Indemnified Person in such Person’s capacity as an officer of the Company, in good faith on behalf of the Company; or (ii) the Managers so determine, within their reasonable judgment; provided, that no Indemnified Person shall be indemnified for any expenses, liabilities and losses suffered that are attributable to such Indemnified Person’s breach of the express terms of this Agreement or in the case of an officer, such officer’s breach of such officer’s fiduciary duties set forth in this Agreement, in each case, as determined by a final judgment, order or decree of a court of competent jurisdiction (which is not appealable or with respect to which the time for appeal therefrom has expired and no appeal has been perfected) or such Indemnified Person’s or such Indemnified Person’s Affiliates’ (excluding, for purposes hereof, the Company) present or future breaches of any representations, warranties, duties or covenants by such Indemnified Person or such Indemnified Person’s Related Parties (excluding, for purposes hereof, the Company), contained herein or in any other agreement with the Company. Expenses, including attorneys’ fees and expenses, incurred by any such Indemnified Person in defending any claim, demand, action, suit or proceeding (a “Proceeding”) shall be paid by the Company as incurred in advance of the final disposition of such Proceeding, including any appeal therefrom, upon receipt of a written request therefor (together with documentation reasonably evidencing such expenses) and an undertaking by or on behalf of such Indemnified Person to repay such amount if it shall ultimately be determined that such Indemnified Person is not entitled to be indemnified by the Company. The rights granted pursuant to this Section 8.4(a) shall be deemed contract rights and no amendment, modification or repeal of this Section 8.4(a) shall have the effect of limiting or denying any such rights with respect to actions taken or Proceedings arising prior to any amendment, modification or repeal.
(b)Notwithstanding anything contained herein to the contrary (including in this Section 8.4), any indemnity by the Company relating to the matters covered in this Section 8.4 shall be provided out of and to the extent of the Company assets only, and no Unitholder (unless such Unitholder otherwise agrees in writing or is found in a final decision by a court of competent jurisdiction to have personal liability on account thereof) shall have personal liability on account thereof or shall be required to make additional Capital Contributions to help satisfy such indemnity of the Company (except as expressly provided herein).
8.5No Fiduciary Duties of Managers or Unitholders. To the fullest extent permitted by law, including Section 18-1101(c) of the Act, and notwithstanding any other provision of this Agreement or in any agreement contemplated herein or applicable provisions of law or equity or otherwise, the Unitholders and the Company hereby agree that no Manager (in such capacity) and no Unitholder (in such capacity) shall owe any fiduciary duties to the Company, the Members or any other Person bound by this Agreement; provided, that the foregoing shall not eliminate the duty to comply with the implied contractual covenant of good faith and fair dealing. To the maximum extent permitted by applicable law and without limiting the foregoing, the Company and each Unitholder hereby waives any claim or cause of action against each Manager and Unitholder (for the avoidance of doubt, other than claims or causes of action against any Unitholder solely in such Person’s capacity as an officer or other service provider to the Company or against any Unitholder for breach of this Agreement) and such Manager’s or Unitholder’s Related Parties for any breach of any fiduciary duty to the Company or the Unitholders by any such Person, including as may result from any conflict of interest, including a conflict of interest between the Company, any of the Managers or its Unitholders and such Person or otherwise. The Company and each Unitholder acknowledges and agrees that in the event of any such conflict of interest, each such Person (in the absence of a bad faith violation of the implied contractual covenant of good faith and fair dealing) may act in the best interests of such Person or such Person’s Related Parties. To the maximum extent permitted by applicable law and without limiting the foregoing, no Manager or Unitholder (for the avoidance of doubt, other than any Unitholder solely in such Person’s capacity as an officer or other service provider of the company) shall be obligated to give any consideration to any interest of or factors affecting the Company or the Unitholders, or to recommend or take any action in its capacity as a Manager or Unitholder that prefers the interests of the Company or the Unitholders over the interests of such Person or such Person’s Related Parties, and each of the Company and each Unitholder hereby waives the fiduciary duty, if any, of such Person to the Company or the Unitholders, including in the event of any such conflict of interest or otherwise. The provisions of this Agreement, to the extent that they restrict or eliminate the duties (including fiduciary duties) and liabilities of a Covered Person or an Indemnified Person otherwise existing at law or in equity, are agreed by the Company and each Unitholder to replace such other duties and liabilities of such Covered Person or Indemnified Person.
8.6Fiduciary Duties of Officers. The officers of the Company, in the performance of their duties as such, shall owe to the Company fiduciary duties (including of loyalty and due care) of the type owed by the officers of a corporation to such corporation and its stockholders under the laws of the State of Delaware.
ARTICLE 9
TAX MATTERS AND BANKING
9.1Tax Matters. The Unitholders intend that the Company shall be operated in a manner consistent with its treatment as a partnership for U.S. federal and applicable state and local tax purposes. Notwithstanding any provision in this Agreement, the Unitholders shall not take any action inconsistent with this expressed intent. Neither the Partnership Representative nor any other Person shall take any action to cause the Company to elect to be classified as an association taxed as a corporation pursuant to Regulations Section 301.7701-3(a) or any counterpart under state or local law or to otherwise be taxed as a corporation. The Company and each Unitholder agrees not to make any election for the Company to be excluded from the application of the provisions of Subchapter K of the Code.
9.2Tax Returns and Other Tax Matters. The Managers shall cause the Company accountants to prepare and timely file all tax returns required to be filed by the Company pursuant to the Code and all other tax returns deemed necessary and required in each jurisdiction in which the Company does business. The Managers shall instruct Company accountants to prepare and deliver all necessary tax returns and information to each Unitholder within a reasonable period following the end of each Fiscal Year.
(a)The Managers may, where permitted by the rules of any Taxing Jurisdiction, file a composite, combined, or aggregate tax return reflecting Company income, and pay the tax, interest, and penalties of some or all Unitholders on such income to the Taxing Jurisdiction. In such case the Company shall inform the Unitholders of the amount of such tax, interest, and penalties so paid. Any such amount shall be treated as a Tax Distribution made to the respective Unitholder.
(b)The Managers shall designate the Partnership Representative for each Fiscal Year as required by the Centralized Partnership Audit Regime. Notwithstanding anything to the contrary in this Agreement, the Partnership Representative shall act as such only at the direction of the Managers. Any Person so designated as the Partnership Representative shall receive no compensation (other than compensation, if any, otherwise specified in this Agreement) from the Company or its Members for its services in that capacity. To the extent and in the manner permitted by the Code and Regulations, the Partnership Representative may be removed by the Managers or resign.
(c)The Managers shall cause the Company to make the election provided under Code Section 754 and any corresponding provision of applicable state or law for the Fiscal Year that includes the Effective Time, and shall ensure that the Company has a valid election under Code Section

754 in effect (and if appropriate shall make a new election under Code Section 754) for any Fiscal Year that includes a Unit Purchase Closing Date.
(d)Each Unitholder shall report Company items on such Unitholder’s income tax return in a manner consistent with the Company income tax return, except as otherwise approved by the Managers. If a Unitholder reports inconsistently, such Unitholder shall be liable to, and hereby agrees to indemnify, the other Unitholders and the Company for any expenses, including professionals’ fees, tax, interest, penalties, or litigation costs, that may arise as a consequence of such inconsistent reporting, such as an audit by a Taxing Jurisdiction.
(e)For each Fiscal Year for which it is eligible, the Company shall elect out of the Centralized Partnership Audit Regime pursuant to Code Section 6221(b). If the Company is ineligible or otherwise fails for any reason to so elect out for a Fiscal Year with respect to which there is an adjustment of an item of Company income, gain, loss, deduction or credit or a Unitholder’s distributive share thereof, the Company shall (i) elect the alternative payment procedures described in Code Section 6226, (ii) require the Reviewed Year Unitholders to comply with the amended return or other procedures in Code Section 6225, or (iii) take any other steps as may reasonably be determined by the Managers in consultation with the Company’s tax advisers. In any case, each Reviewed Year Unitholder shall indemnify the Company from and against any loss attributable to such Reviewed Year Unitholder’s allocable share of any “imputed underpayment” (within the meaning of the Centralized Partnership Audit Regime), including any interest, penalty, other additions to tax, and all other costs and expenses (including reasonable attorney’s fees) that may be sustained by the Company in connection therewith, as determined by the Managers in their reasonable discretion. The Company shall be entitled to recover such loss by any lawful means, including by offsetting such loss against amounts otherwise distributable to the Reviewed Year Unitholder or the Reviewed Year Unitholder’s transferees or assignees.
(f)Subject to the second sentence of Section 9.2(b), the Partnership Representative is hereby authorized and empowered to act for and represent the Company and each of the Unitholders before the Internal Revenue Service and other Taxing Jurisdictions in any audit or examination of any Company tax return and before any court selected by the Unitholders for judicial review of any adjustment assessed by the Internal Revenue Service and any other Taxing Jurisdictions. The Unitholders specifically acknowledge, without limiting the general applicability of this Section 9.2(f), that the Partnership Representative shall not be liable, responsible or accountable in damages or otherwise to the Company or to any Unitholder with respect to any action taken by it in good faith in its capacity as the Partnership Representative. All reasonable out-of-pocket expenses incurred by the Partnership Representative in its capacity as such shall be considered expenses of the Company for which the Partnership Representative shall be entitled to full reimbursement.
(g)Each Unitholder (whether or not a Unitholder at the time of the request) shall furnish such information as may be reasonably requested by the Partnership Representative or the Managers in connection with any audit or other proceeding against or with respect to the Company by any taxing authority. Such information shall be furnished in the time and manner specified.
(h)This Section 9.2, and the Company’s and each Unitholder’s obligations under this Section 9.2, shall survive the liquidation of the Company and any Transfer or other event that causes a Unitholder to cease to be a Unitholder (with such Person continuing to be obligated by this Section 9.2 thereafter).
9.3Bank Accounts. The Company shall maintain checking or other accounts in such bank or banks as the Managers shall determine and all funds received by the Company shall be deposited therein and withdrawn therefrom under such general or specific authority as this Agreement or the Act shall grant to the Managers or the officers of the Company. Company funds shall not be commingled with the funds of any other Person. Checks shall be drawn upon the Company account or accounts only for Company purposes and shall be signed by authorized Persons on the Company’s behalf.

ARTICLE 10
ADMISSIONS; WITHDRAWALS; CALL OPTION
10.1Admission of Member. As of the Effective Time, upon its execution of a counterpart signature page to this Agreement, each Person listed on the Unitholder Register as of the Effective Time as a Member hereby continues or is admitted, as applicable, as a Member of the Company. After the Effective Time, a Person may be admitted as a Class A Member or Class B Member, as applicable, (a) as a result of the issuance of Class A Units or Class B Units, as applicable, by the Company with the approval of the Managers and the Class A Members; (b) in connection with a Transfer that is a Permitted Transfer; or (c) as a result of a merger, interest exchange, conversion or domestication consummated in accordance with this Agreement and the Act.
10.2No Right to Withdraw. No Member shall have the right to voluntarily withdraw or resign from the Company without the approval of the Managers.
10.3Rights of Withdrawn Member. Upon the occurrence of a Withdrawal Event with respect to a Class B Member, such Class B Member shall become a Withdrawn Member and shall for all purposes of this Agreement be treated as an Assignee; provided that in the case of an involuntary Transfer (such as the entry of any judicial decree or order resolving the property rights of a Class B Member that is a natural person and such Class B Member’s spouse in connection with their marital dissolution or legal separation or the execution of any contract or agreement relating to the distribution or division of such Class B Member’s property rights), such Class B Member shall become an Assignee only with respect to the Class B Units not retained by such Class B Member in connection with such involuntary Transfer. A Class B Member subject to a Withdrawal Event is liable to the Company and the other Members for damages caused by the Withdrawal Event only if such Withdrawal Event is an event described in clause (b) (with respect to any voluntary Transfer in violation of this Agreement), clause (e), clause (f) or clause (g) (if termination of employment is by the Company for Cause or by such Class B Member (or such Class B Member’s Related Person) and constitutes a Resignation Without Good Reason) of the definition of “Withdrawal Event.” A Withdrawal Event with respect to a Class B Member does not itself discharge such Class B Member from any debt, obligation or other liability to the Company or to the other Members which such Member incurred while a Class B Member.
10.4Determination of Withdrawal Event. The Managers shall determine in good faith whether a Withdrawal Event has occurred with respect to any Class B Member by providing the affected Class B Member with written notice thereof including a description of the rational of such good faith determination.
10.5Call Right upon Withdrawal Event.
(a)If elected by the Managers , following the occurrence of a Withdrawal Event with respect to a Class B Member, at any time prior to the date that is one hundred eighty days following the date on which the Managers became aware of such Withdrawal Event (the “Purchase Election Period”), the Company (or, if elected by the Company, its assign(s)) shall have the option, but not the obligation, to purchase all or any portion of the Withdrawn Member’s Class B Units, free and clear of all Liens; provided that in the case of an involuntary Transfer (such as the entry of any judicial decree or order resolving the property rights of a Class B Member that is a natural person and such Class B Member’s spouse in connection with their marital dissolution or legal separation or the execution of any contract or agreement relating to the distribution or division of such Class B Member’s property rights), the purchase option shall apply only to the Class B Units not retained by such Class B Member in connection with such involuntary Transfer (the “Purchase Option” and the Class B Units which are purchased upon exercise of the Purchase Option, the “Subject Withdrawal Units”). If the Company (or, if elected by the Company, its assign(s)) elects to exercise the Purchase Option, the Company (or, if elected by the Company, its assign(s)) shall deliver a written notice of such election to the Withdrawn

Member during the Purchase Election Period specifying the number of Subject Withdrawal Units in the form of Exhibit D.
(b)The purchase price to be paid for each Subject Withdrawal Unit shall be the Per Unit Purchase Price (as defined below) that would be payable in connection with a Call Right (as defined below) exercised in the calendar year during which the Withdrawal Event occurs determined in accordance with Section 12.3(c), Section 12.3(d) and Section 12.3(e) (and if the Per Unit Purchase Price for such calendar year is not required to be determined in accordance with Section 12.3, (i) the Company (by action of the Managers by Majority Consent) and such Withdrawn Member (or the personal representative, conservator or other successor-in-interest of such Withdrawn Member) shall determine the Per Unit Purchase Price in accordance with the Section 12.3 as if the Call Right was exercised for such Subject Withdrawal Unit during the such calendar year, (ii) all references to the Class B Unitholder Representative in Section 12.3 shall be replaced with such Withdrawn Member (or the personal representative, conservator or other successor-in-interest of such Withdrawn Member); and (iii) the Company Value Reference Amount for the applicable twelve-month period ended December 31st of the year immediately prior to the calendar year in which such Withdrawal Event occurs shall be based on the same Final Adjusted EBITDA Reference Amount thresholds and multiples and caps applicable to the twelve-month period ended on December 31, 2027 set forth in Exhibit A), provided, in each case, that the purchase price to be paid for such Subject Withdrawal Unit shall be 50% of such Per Unit Purchase Price (as determined as indicated above) if the Withdrawal Event is clause (b) (with respect to a voluntary Transfer in violation of this Agreement), clause (e), clause (f), or clause (g) if in the case of clause (g) (1) termination of employment is by the Company for Cause at any time, (2) if termination of employment is by such Class B Member (or such Class B Member’s Related Person) at any time on or prior to December 31, 2025 and constitutes a Resignation Without Good Reason of the definition of “Withdrawal Event”, or (3) if termination of employment is by such Class B Member (or such Class B Member’s Related Person) at any time after June 30, 2026 but prior to December 31, 2027 and constitutes a Resignation Without Good Reason of the definition of “Withdrawal Event,” but only if (X) such Class B Member (or such Class B Member’s Related Person) fails to provide at least six-months’ prior written notice of such termination to the Managers (the “Termination Notice Period”) or (Y) such Class B Member (or such Class B Member’s Related Person) fails to reach a mutually agreeable transition plan with the Managers to transition duties related to such Class B Member’s employment services to the Company during such Termination Notice Period, (such applicable purchase price amount determined pursuant to this sentence, as applicable, the “Purchase Price”).
(c)If the Purchase Option is exercised, the closing for the purchase and sale of the Subject Withdrawal Units shall take place on or prior to the later of (i) the date that is two hundred ten days following the date on which the Managers became aware of the Withdrawal Event and (ii) thirty days following the determination of the Purchase Price in accordance with Section 10.5(b). The specific time and place of closing shall be as agreed by the Company (or, if elected by the Company, its assign(s)) and the Withdrawn Member or such Withdrawn Member’s personal representative, conservator or other successor in interest, as applicable. Upon the Company’s (or, if elected by the Company, its assign(s)) purchase of the Subject Withdrawal Units, such Units shall be automatically cancelled.
(d)At the option of the Company (or, if elected by the Company, its assign(s)), the Purchase Price for the Subject Class B Units shall be payable in any combination of cash or promissory notes, the terms of which notes will be up to the earlier of (i) three years, and (ii) the next Unit Purchase Closing Date (as defined below). Such notes shall bear interest at the Interest Rate in effect as of the Withdrawal Event.
(e) The Purchase Price shall be subject to setoff and reduced by any amounts owed to the Company or any of its Affiliates by such Withdrawn Member, any Related Person of such Withdrawn Member or any Person with respect to whom such Withdrawn Member is a direct or indirect assignee of Class B Units (any such amount, a “Reducing Setoff Amount”). If at the time that any amounts are payable to such Withdrawn Member pursuant to this Section 10.5, the Company (or, if elected by the Company, its assign(s)) has made a claim against such Withdrawn Member, any Related Person of such Withdrawn Member or any Person with respect to whom such Withdrawn Member is a direct or indirect assignee of Class B Units and such claim unresolved at such time, the Company (or, if elected by the Company, its assign(s)) shall be entitled to the retain from such payment the portion of such amount that the Company (or, if elected by the Company, its assign(s)) determines in good faith would reasonably be expected to constitute a Reducing Setoff Amount, if such claim were resolved in the Company’s (or, if elected by the Company, its assign(s)) favor (any such amount, a “Purchaser Claim Amount”). Promptly following the resolution of such claim, the Company (or, if elected by the Company, its assign(s)) shall pay to such Withdrawn Member an amount equal to the Purchaser Claim Amounts, minus any portion thereof that constitutes a Reducing Setoff Amount. The right to withhold and retain the Reducing Setoff Amounts and the Purchaser Claim Amounts, as applicable, shall not limit the obligation of any Withdrawn Member to consummate the sale of such Withdrawn Member’s Class B Units to the Company (or, if elected by the Company, its assign(s)) pursuant to this Section 10.5, it being understood that such sale shall be consummated at the time contemplated by this Section 10.5, with the impact of this Section 10.5(e) being limited to the reduction of the per unit price that is required to be paid to such Withdrawn Member pursuant hereto.
ARTICLE 11
TRANSFERABILITY; DRAG ALONG RIGHTS
11.1General. Each Class A Unitholder is entitled to Transfer any Class A Units at any time without restriction, provided that such Class A Unitholder first complies with Section 11.10. No Class B Unitholder is entitled to Transfer any Class B Units unless such Transfer constitutes a Permitted Transfer and such Transfer otherwise complies with the conditions set forth in this Article 11.
11.2Permitted Transfers. Subject to the conditions and restrictions set forth in Section 11.3, a Transfer of Class B Units shall constitute a “Permitted Transfer” and the Person to whom Units are Transferred (each, a “Permitted Transferee”) shall be admitted as a Class B Member (if such Transferring Member is a Class B Member) if:
(a)the Transfer is made by lifetime gift for estate planning purposes or legitimate tax planning purposes to a member or members of such Transferring Class B Member’s Family;
(b)the Transfer is made to a trust for the benefit of such Transferring Class B Member or such Transferring Class B Member’s Family;
(c)the Transfer is made by a Class B Member that is a trust or a Class B Member by virtue of being a trustee of a trust to one or more beneficiaries of such trust;
(d)the Transfer is made upon death by will or intestacy to a member or members of such Transferring Class B Member’s Family;
(e)the Transfer is made by a Class B Member that is an estate or is acting as a Class B Member by virtue of being a personal representative of an estate;
(f)the Transfer is made to the Company, including without limitation, any Transfer in accordance with Section 10.5 or Article 12;
(g)the Transfer is made pursuant to a merger, interest exchange, conversion or domestication of the Company approved in accordance with the Act and this Agreement; or
(h)the Transfer is made in accordance with Section 11.7 or Section 11.10.

11.3Conditions To Permitted Transfer. A Transfer shall not be treated as a Permitted Transfer, and the Person to whom the Class B Units are Transferred shall not be admitted as a Class B Member, unless all of the following conditions are satisfied:
(a)the Transfer does not cause the Company to become a “publicly traded partnership” within the meaning of Code Section 7704(b);
(b)the Class B Units which are the subject of the Transfer are registered under the Securities Act, and any applicable state securities laws; or, alternatively if requested by the Managers, the Transferring Class B Member provides an opinion of counsel, acceptable to the Company and its counsel, that such Transfer is exempt from all applicable registration requirements or that such Transfer will not violate any applicable securities laws; and
(c)with respect to the Transfer of any Class B Units, the transferor and the transferee agree to execute such documents and instruments necessary or appropriate in the Managers’ discretion to confirm such Transfer, including, without limitation, the transferee’s execution of a counterpart to this Agreement pursuant to which the transferee agrees to be bound by the terms of this Agreement and assume all of the transferor’s obligations under this Agreement.
11.4Rights as Transferee; Obligations of Transferor. A Person who acquires Class B Units other than in a Permitted Transfer and who is not admitted to the Company as a Class B Member shall be an Assignee, and a Class B Member who attempts a Transfer of Units which is not a Permitted Transfer shall automatically cease to be a Class B Member and become an Assignee with respect to the Units such Person attempted to Transfer; provided, however, that a Class B Member who engages in such Transfer shall retain all obligations and duties as an Assignee and, if applicable, a Class B Member under this Agreement and the Class B Units subject to such Transfer shall continue to be subject to all obligations and all rights of the Company and the other Members under this Agreement. Any Distributions to such purported transferee may be applied (without limiting any other legal or equitable rights of the Company) to satisfy any debts, obligations, or liabilities for damages that the transferor or transferee may have to the Company. All Class B Units acquired by a Person in connection with a Withdrawal Event shall continue to be subject to all obligations and all rights of the Company and the Members under this Agreement, including the Purchase Option and the Call Right (as defined below).
11.5Prohibited Transfers; No Circumvention. Notwithstanding anything to the contrary in this Article 11, any purported Transfer of Class B Units that is not a Permitted Transfer shall be null and void and of no force and effect whatsoever. In the case of an attempted Transfer that is not a Permitted Transfer, the Persons engaging in or attempting to engage in such Transfer shall be liable to and shall indemnify and hold harmless the Company from all loss, cost, liability and damages that the Company and/or any other Member incurs as a result of such attempted Transfer. No Class B Unitholder shall directly or indirectly (a) permit the Transfer of all or any portion of the direct or indirect equity or beneficial interest in such holder or (b) otherwise seek to avoid the provisions of this Agreement by issuing, or permitting the issuance of, any direct or indirect equity or beneficial interest in such holder, in any such case in a manner which would fail to comply with this Article 11 if such holder had Transferred the Class B Units directly.
11.6Specific Performance and Other Relief. Each Class B Unitholder acknowledges and agrees that any breach of this Article 11 would result in substantial harm to the Company and the other Unitholders for which monetary damages alone could not adequately compensate. Therefore, the Unitholders unconditionally and irrevocably agree that the Company and any non-breaching Unitholder shall be entitled to seek protective orders, injunctive relief and other remedies available at law or in equity (including, without limitation, seeking specific performance or the rescission of purchases, sales and other transfers of Class B Units not made in strict compliance with this Agreement) in connection with any breach of this Article 11.

11.7Drag Along Rights.
(a)Notwithstanding anything to the contrary in this Agreement, if, at any time the Class A Members elect (the Class A Members making such election, the “Electing Members”) to cause all of the Unitholders to Transfer at least a majority of the outstanding Units to a third party and/or approve a Change of Control (such transaction, the “Drag-Along Sale”), the Electing Members shall deliver to each of the other Unitholders (the “Drag-Along Parties”) written notice setting forth the purchase price and the other material terms of the Drag-Along Sale (the “Drag-Along Notice”).
(b)Each Drag-Along Party hereby agrees, to the extent required by the Electing Members, (i) to sell to such third party, upon the demand of the Electing Members, all or a portion of the Units held by such Drag-Along Party on the same terms and conditions as set forth in the Drag-Along Notice; (ii) to vote in favor of the Drag-Along Sale and the related definitive agreements pursuant to which such Drag-Along Sale is to be consummated (in each case to the extent such Drag-Along Party is entitled to vote with respect to such transaction) and to vote in opposition to any and all other proposals that could reasonably be expected to delay or impair the ability of the Company to consummate such Drag-Along Sale; (iii) to execute and deliver all related documentation and take such other action in support of such Drag-Along Sale as shall reasonably be requested by the Company or the Electing Members in order to carry out the Drag-Along Sale including, (1) executing and delivering instruments of conveyance and transfer, and any purchase agreement, merger agreement, any associated indemnity agreement, any reasonably customary release agreement in the capacity of a securityholder, termination of investment related documents, accredited investor forms, documents evidencing the removal of managers such as power of attorneys or escrow agreement, any associated voting, support, or joinder agreement, consent, waiver, governmental filing, unit certificates duly endorsed for transfer (free and clear of impermissible liens), and any similar or related documents and (2) providing any information reasonably necessary for any public filings with the Securities and Exchange Commission in connection with such Drag-Along Sale; (iv) not to deposit, and to cause such Drag-Along Party’s Affiliates not to deposit, except as provided in this Agreement, any Units owned by such Drag-Along Party or Affiliate in a voting trust or subject any Units to any arrangement or agreement with respect to the voting of such Units, unless specifically requested to do so by the acquirer in connection with such Drag-Along Sale; (v) to refrain from (1) exercising any dissenters’ rights or rights of appraisal under applicable law at any time with respect to such Drag-Along Sale; or (2) asserting any claim or commencing, joining or participating in any way (including as a member of a class) in any action, suit or proceeding challenging such Drag-Along Sale, this Agreement, consummation of the transactions contemplated in connection with such Drag-Along Sale or this Agreement, including without limitation, (A) challenging the validity of, or seeking to enjoin the operation of, the definitive agreement(s) with respect to such Drag-Along Sale; or (B) alleging a breach of any fiduciary duty of the Electing Members or any Affiliate or associate thereof or of any Manager (including aiding and abetting breach of fiduciary duty) in connection with such Drag-Along Sale or any action taken thereby with respect to such Drag-Along Sale; (vi) in the event that the Electing Members, in connection with such Drag-Along Sale, appoint a Unitholder representative (the “Unitholder Representative”) with respect to matters affecting the Unitholders under the applicable definitive transaction agreements following consummation of such Drag-Along Sale, (1) to consent to (A) the appointment of such Unitholder Representative; (B) the establishment of any applicable escrow, expense or similar fund in connection with any indemnification or similar obligations; and (C) the payment of such Unitholder’s pro rata portion (from the applicable escrow or expense fund or otherwise) of any and all reasonable fees and expenses to such Unitholder Representative in connection with such Unitholder Representative’s services and duties in connection with such Drag-Along Sale and its related service as the representative of the Unitholders, and (2) not to assert any claim or commence any suit against the Unitholder Representative or any other Unitholder with respect to any action or inaction taken or failed to be taken by the Unitholder Representative, within the scope of the Unitholder Representative’s authority, in connection with its service as the Unitholder Representative, absent fraud, bad faith or willful misconduct. Notwithstanding anything to the contrary in this Agreement, each Drag-Along Party’s liability with respect to any Drag-Along Sale shall be limited to such Drag-Along Party’s applicable share (determined based on the respective proceeds payable to each Unitholder in connection with such Drag-Along Sale in accordance with the provisions of this Agreement) of a negotiated aggregate indemnification amount that in no event exceeds the amount of consideration otherwise payable to such Drag-Along Party in connection with such Drag-Along Sale in such Person’s capacity as a Unitholder, except with respect to claims related to fraud by such Drag-Along Party, the liability for which need not be limited as to such Drag-Along Party.
(c)Notwithstanding anything to the contrary set forth herein, a Drag-Along Party will not be required to comply with Section 11.7(b) in connection with any proposed Drag-Along Sale, unless: (i) the only representations, warranties and covenants which such Drag-Along Party shall be required to make in connection with such Drag-Along Sale are representations and warranties with respect to such Drag-Along Party’s own ownership of the Units to be sold by such Drag-Along Party and such Drag-Along Party’s ability to convey title thereto free and clear of liens, encumbrances or adverse claims, such Drag-Along Party’s due organization (if applicable), due authorization, execution and delivery of definitive purchase, merger or similar agreements (if applicable), the enforceability of such agreements against such Drag-Along Party and no conflict of such Drag-Along Party’s organizational documents (if applicable) with such agreements and (ii) the liability of such Drag-Along Party with respect to any representation and warranty made with respect to the Company in connection with the Drag-Along Sale is the several liability of such Drag-Along Party (and not joint with any other Person).
(d)Each Drag-Along Party hereby expressly agrees to be bound by and subject to any escrow or other holdback arrangement (pro rata based on the consideration received) provided for in the agreements relating to the Drag-Along Sale. In the case of any Drag-Along Sale, unless the Managers in good faith determine otherwise based on the different rights and obligations of the Class A Units and the Class B Units, the Drag-Along Parties shall be entitled to receive the same consideration per Unit as the Electing Members.
(e)Each Drag-Along Party agrees to execute and deliver all documentation and take such other action in support of the Drag-Along Sale as shall reasonably be requested by the Electing Members in order to carry out the Drag-Along Sale, including without limitation, executing and delivering instruments of conveyance and transfer, and any purchase agreement, indemnity agreement, escrow agreement, consent, waiver, governmental filing and any similar or related documents. For the avoidance of doubt, a Drag-Along Party is not required to execute a restrictive covenant agreement in connection with the Drag-Along Sale (including without limitation any covenant not to compete or covenant not to solicit customers, employees or suppliers of any party to the Drag-Along Sale) unless any such Drag-Along Party is an officer or employee of the Company or any Unitholder with a Percentage Interest equal to or greater than the Percentage Interest of such Drag-Along Party agrees to execute a restrictive covenant agreement in connection with the Drag-Along Sale.
(f)If the consideration to be paid in exchange for the Units pursuant to this Section 11.7 includes any securities and due receipt thereof by any Unitholder would require under applicable law (i) the registration or qualification of such securities or of any person as a broker or dealer or agent with respect to such securities or (ii) the provision to any Unitholder of any information other than such information as a prudent issuer would generally furnish in an offering made solely to “accredited investors” as defined in Regulation D promulgated under the Securities Act, then such Unitholder agrees to receive, in lieu of any such securities, if elected by the Electing Members, against surrender of the Units which would have otherwise been sold by such Unitholder, an amount in cash equal to the fair market value (as determined in good faith by the Managers) of the securities which such Unitholder would otherwise receive as of the date of the issuance of such securities in exchange for the Units.
(g)In no manner shall this Section 11.7 or any other provision in this Agreement be construed to grant to any Unitholder any dissenters’ rights or appraisal rights or give any Unitholder any right to vote on any transaction structured as a merger or consolidation except as otherwise provided by this Agreement, it being understood that the Unitholders hereby acknowledge that statutory appraisal rights are not provided under Section 18-210 of the Act (entitled “No Statutory Appraisal Rights”) and grant to the Class A Members the sole right to approve or consent to a Change of Control or a Drag-Along Sale without consent of any other the Unitholders.
(h)In order to secure each Unitholder’s obligation to vote such Unitholder’s Units (to the extent, if any, such Unitholder is entitled to vote with respect to the Drag-Along Sale), and take all other actions in accordance with the provisions of this Section 11.7, each Class B Unitholder hereby appoints the Managers and each Manager acting alone as such Class B Unitholder’s true and lawful proxy and attorney-in-fact, with full power of substitution and re-substitution, to vote all of such Class B Member’s Units (to the extent, if any, such Class B Member is entitled to vote on the Drag-Along Sale), and to take all such other actions as expressly provided for in this Section 11.7, including to execute any documents in order to effect a Drag-Along Sale as provided for in (and in accordance with) this Section 11.7(h) (and to take all lawful actions necessary and/or desirable to sell, transfer or otherwise dispose of all Units held by such Class B Unitholder, in connection with the consummation of a Drag-Along Sale). The Managers may exercise the irrevocable proxy granted to them hereunder at any time any such Class B Unitholder fails to comply with the provisions of this Section 11.7. The proxies and powers granted by each Class B Unitholder pursuant to this Section 11.7 are coupled with an interest and are given to secure the performance of such Class B Unitholder’s obligations under this Agreement. Such proxies and powers will be irrevocable for the term of this Agreement and will survive the death, incompetency and disability of such Class B Unitholder and the respective holders of Units.
11.8Legends. Each Unitholder agrees that a legend in substantially the following form shall be placed upon any instrument or document evidencing ownership of a Class B Unit and that, in any event, the Transfer of Class B Units are subject to the following restrictions in addition to the other restrictions set forth in this Agreement:
THE UNITS REPRESENTED BY THIS DOCUMENT HAVE NOT BEEN REGISTERED UNDER ANY SECURITIES LAWS AND THE TRANSFERABILITY OF SUCH UNITS IS RESTRICTED. SUCH UNITS MAY NOT BE SOLD, ASSIGNED, GIFTED, TRANSFERRED OR OTHERWISE DISPOSED, NOR WILL THE VENDEE, ASSIGNEE, BENEFICIARY, OR TRANSFEREE BE RECOGNIZED AS HAVING ACQUIRED SUCH UNITS FOR ANY PURPOSES, UNLESS (A) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, WITH RESPECT TO SUCH UNITS SHALL THEN BE IN EFFECT AND SUCH HAS BEEN QUALIFIED UNDER ALL APPLICABLE STATE SECURITIES LAWS, OR (B) THE AVAILABILITY OF AN EXEMPTION FROM SUCH REGISTRATION AND QUALIFICATION SHALL BE ESTABLISHED TO THE SATISFACTION OF COUNSEL FOR THE COMPANY.
THE UNITS REPRESENTED BY THIS DOCUMENT ARE SUBJECT TO FURTHER RESTRICTION AS TO THEIR SALE, TRANSFER, HYPOTHECATION, OR ASSIGNMENT AS SET FORTH IN THE LIMITED LIABILITY COMPANY AGREEMENT OF THE COMPANY AND AGREED TO BY EACH HOLDER OF UNITS OF THE COMPANY.
11.9Distributions in Respect of Transferred Units. If any Class B Units are Transferred in compliance with this Article 11, all Distributions on or before the date of such Transfer shall be made to the transferor, and all Distributions thereafter shall be made to the transferee.
11.10Tag Along Rights. Prior to the consummation of any Transfer by a Class A Member of any Class A Units (other than a Transfer by such Class A Member to any of its Affiliates, stockholders, members, partners or other equity holders and other than in connection with Section 11.7) (“Class A Unit Sale”), such Class A Member shall deliver a sale notice to the Managers (who shall immediately notify all

Members of such sale notice) (“Sale Notice”) which shall clearly: identify the proposed transferee, the number of Class A Units that the proposed transferee has offered to acquire (the “Offered Units”), the proposed date, time and location of the closing of such Transfer, a copy of any form agreement proposed to be executed in connection with such Transfer, and the proposed consideration identifying the per Class A Unit price of such potential Transfer. Any Member who delivers a Tag-along Notice (as defined below) in accordance with this Section 11.10 (each, a “Tag-along Member”), shall have the right (“Tag-along Right”) to participate in such Class A Unit Sale on a pro rata basis (based on the number of Units held by such Tag-along Member relative to the number of Units held by all participating Tag-along Members and the number of Units held by the Transferring Class A Member) on identical terms and conditions (including the pricing of such Units) (“Tag-along Sale”). For the purposes of this Agreement, “Tag-along Notice” means a written notice from a Member electing to participate in a Tag-along Sale which is delivered to the Transferring Class A Member and the Managers of the Company within ten days after such Member’s receipt of a Sale Notice clearly exercising such Member’s Tag-along Right. Any Member who does not timely exercise its Tag-along Right pursuant to this Section 11.10 will be deemed to waive such Tag-along Right without recourse and shall not have any right to participate in the Tag-along Sale. Thereafter, the Transferring Class A Member shall be free to consummate the Class A Unit Sale. Each Tag-along Member shall take all actions as may be reasonably necessary to consummate the Tag-along Sale, including, without limitation, entering into agreements and delivering certificates and instruments, in each case, consistent with the agreements being entered into and the certificates being delivered by such Transferring Class A Member. With respect to any Transfer subject to this Section 11.10, the applicable Transferring Class A Member shall use commercially reasonable efforts to obtain the agreement of the prospective transferee(s) to the participation of the Tag-along Members who have elected to participate in the Tag-along Sale. The Tag-along Rights in this Section 11.10 shall automatically terminate upon the earlier of (a) the Company consummating a Change of Control, (b) the Company’s (or any successor’s or parent entity’s) consummation of the IPO (as defined below), (c) the Company’s (or any successor’s or parent entity’s) consummation of a Direct Listing (as defined below) and (d) the Company’s and its assign(s) purchase of all Class B Units pursuant to the terms of Article 12.
ARTICLE 12
PUT RIGHT AND CALL RIGHT
12.1Put Right and Call Right.
(a)Put Right.
(i)Put Right. The Class B Unitholders shall have an irrevocable option and right (the “Put Right”) exercisable solely by the Requisite Class B Members (as defined below) during each Put Election Period (as defined below) and in accordance with this Article 12, to cause the Company (or, if elected by the Company, its assign(s)) to purchase and acquire from the Class B Unitholders the Subject Class B Units (as defined below) and all right, title and interest therein free and clear of all Liens (as defined below), on the terms and conditions set forth herein (each such purchase, a “Put Right Unit Purchase”).
(ii)Put Right Election Period. The Put Right may be exercised, subject to Section 12.7, in each of the following periods (each, a “Put Election Period”): (A) the period beginning on April 30, 2028 and ending on the date that is thirty days after the applicable Final Determination Date (as defined below) with respect to the applicable Adjusted EBITDA Reference Amount (as defined below) for the period ended December 31, 2027; (B) the period beginning on April 30, 2030 and ending on the date that is thirty days after the applicable Final Determination Date with respect to the applicable Adjusted EBITDA Reference Amount for the period ended December 31, 2029; and (C) if the Put Rights and Call Rights have not, collectively, been exercised with respect to all Class B Units prior to the end of the 2030, the period beginning on April 30th of each year after 2030 (each, an “Ongoing Election Year”) and ending on the applicable Final Determination Date with respect to the applicable Adjusted EBITDA Reference Amount for the period ended on December 31st of the year immediately prior to such Ongoing

Election Year, as applicable (each, an “Ongoing Election Period”); provided, however, the Ongoing Election Period shall no longer apply once the Put Rights and Call Rights have, collectively, been exercised with respect to all Class B Units.
(b)Call Right.
(i)Call Right. The Company (exercisable by the Managers) or, if elected by the Company, its assign(s), shall have an irrevocable option and right (the “Call Right”) exercisable during each Call Election Period (as defined below) and in accordance with this Article 12, for the Company (or, if elected by the Company, its assign(s)) to purchase and acquire, and to cause the Class B Unitholders to sell to the Company (or, if elected by the Company, its assign(s)), the Subject Class B Units and all right, title and interest therein free and clear of all Liens, on the terms and conditions set forth herein (such purchase, a “Call Right Unit Purchase” and together with each Put Right Unit Purchase, a “Unit Purchase”).
(ii)Call Right Election Period. The Call Right may be exercised, subject to Section 12.7, in each of the following periods (each, a “Call Election Period” and together with each Put Election Period, each an “Election Period”): (A) during the same period as each Put Election Period; and (B) if Parent enters into a definitive written agreement providing for a Parent Change of Control (a “CoC Agreement Date”), the period beginning on the CoC Agreement Date and ending on the date that is thirty days after the later of (x) the CoC Agreement Date and (y) the Final Determination Date with respect to the Adjusted EBITDA Reference Amount for the period ended on December 31st of the year immediately prior to the year in which the CoC Agreement Date occurred (the “CoC Election Period”).
12.2Definitions. For the purposes of this Agreement the following terms shall have the meanings set forth in this Section 12.2.
(a)“Adjusted EBITDA” shall have the meaning set forth on Schedule 12.2(a) hereto.
(b)“Adjusted EBITDA Reference Amount” means, with respect to a Put Right or Call Right duly exercised pursuant to Section 12.4, an amount equal to the Adjusted EBITDA during the twelve month-period ended on December 31st of the year immediately prior to the year in which the Election Period began with respect to such duly exercised Put Right or Call Right (such amount with respect to such Put Right or Call Right as finally determined pursuant to Section 12.3(c), Section 12.3(d) and Section 12.3(e) is referred to herein as the “Final Adjusted EBITDA Reference Amount”).
(c)“Class B Unitholder Representative” means the Person designated and appointed to such position pursuant to Section 12.11 from time to time, who shall initially be Adam Gillman.
(d)“Company Value Reference Amount” means, with respect to each Put Right or Call Right duly exercised pursuant to Section 12.4, the sum of (A) an amount equal to the product of: (i) the Final Adjusted EBITDA Reference Amount during the twelve-month period ended on December 31st of the year immediately prior to the year in which the Election Period began with respect to such duly exercised Put Right or Call Right, multiplied by (ii) the amount determined in Exhibit A under the heading “multiple”, less (B) the amount of any debt on the Company’s balance sheet on December 31st of the year immediately prior to the year in which the Election Period began with respect to such duly exercised Put Right or Call Right and plus (C) the amount of any cash on the Company’s balance sheet on December 31st of the year immediately prior to the year in which the Election Period began with respect to such duly exercised Put Right or Call Right, provided, however, that in no event shall the Company Value Reference Amount exceed $1,250,000,000.

(e)“Final Determination Date” means with respect to each Adjusted EBITDA Reference Amount, the date upon which such Adjusted EBITDA Reference Amount is finally determined pursuant to Section 12.3(c), Section 12.3(d) and Section 12.3(e).
(f)“Independent Accountant” means an independent accounting firm selected by the Company and Class B Unitholder Representative or, if Company and Class B Unitholder Representative are unable to mutually agree upon such an independent accountant within a ten-day period, then Company and Class B Unitholder Representative shall each select an accounting firm and such firms shall together select the Independent Accountant.
(g)“Lien” shall mean any option, pledge, security interest, lien, charge, encumbrance, mortgage, trust deed, easement, lease, sublease, claim, right of way, covenant, condition or restriction (whether on sale, transfer or disposition or otherwise) whether imposed by agreement, law or otherwise, whether of record or otherwise.
(h)“Parent Change of Control” means, as applicable (a) the closing of a sale, lease, exchange or other disposition of all or substantially all of the assets of USANA Health Sciences, Inc. (“Parent”), with or without goodwill, outside the ordinary course of Parent’s business; or (b) Parent’s merger into or consolidation with any other entity, or any other reorganization, tender offer, exchange offer or other transfer or issuance of the equity interests in Parent, in each case, in which the holders of Parent’s outstanding equity interests immediately prior to such transaction do not receive or retain, in the aggregate, in connection with such transaction on account of their equity interests in Parent immediately prior to such transaction, securities representing more than 50% of the voting power of Parent or the entity surviving such transaction (or if Parent or such other surviving or resulting entity is a wholly-owned subsidiary immediately following such transaction, its parent).
(i)“Per Unit Purchase Price” means, with respect to a Put Right or Call Right duly exercised pursuant to Section 12.4, the “Per Unit Purchase Price” payable in the Unit Purchase resulting from such Put Right or Call Right shall equal the quotient of: (i) the Company Value Reference Amount with respect to such Put Right or Call Right, divided by (ii) the sum of (A) 1,022,277 (as adjusted for any splits, combinations and the like), plus (B) the aggregate number of Units issued after the Effective Time that are outstanding as of the date that such Put Right or Call Right was exercised, in each case of clauses (A) and (B), calculated on an as exercised or as converted basis with respect to all rights that are exercisable for, or convertible into, Units.
(j)“Requisite Class B Members” means the Class B Members acting by Majority Consent of the Class B Members.
(k)“Subject Class B Units” means (i) with respect to a Put Right or Call Right exercised in 2028 (other than a Call Right exercised in a CoC Election Period), 50% of the Class B Units held by each Class B Unitholder at the time such Put Right or Call Right was duly exercised pursuant to Section 12.4, excluding with respect to any Class B Unitholder, any Class B Units for which the Company (or, if elected by the Company, its assign(s)) has exercised repurchase rights or exercises repurchase rights at any time prior to the applicable Unit Purchase Closing Date (as defined below) pursuant to Section 10.5 or any other agreement under which the Company (or, if elected by the Company, its assign(s)) has repurchase rights; and (ii) with respect to any Put Right or Call Right not addressed in clause (i), all Class B Units held by each Class B Unitholder at the time the Put Right or Call Right was duly exercised pursuant to Section 12.4, excluding with respect to any Class B Unitholder, any Class B Units for which the Company (or, if elected by the Company, its assign(s)) has exercised repurchase rights or exercises repurchase rights at any time prior to the applicable Unit Purchase Closing Date (as defined below) pursuant to Section 10.5 or any other agreement under which the Company (or, if elected by the Company, its assign(s)) has repurchase rights.
12.3Company Notice and Adjusted EBITDA Reference Amount Determination.

(a)No later than the first day of each Election Period, the Company (by action of the Managers) shall prepare and deliver to the Class B Unitholder Representative a statement setting forth the Company’s calculation of the Adjusted EBITDA Reference Amount for the period ended on December 31st of the year immediately prior to the year in which such Election Period began (each such statement, a “Company Statement”). No Company Statement will be required to be delivered with respect to a CoC Election Period if a Company Statement has already been delivered with respect to the Adjusted EBITDA Reference Amount to be applied to any Call Right exercised in such CoC Election Period or if the Company determines not to exercise the Call Right available in such CoC Election Period.
(b)During the thirty-day period following the delivery of the Company Statement to the Class B Unitholder Representative (such period with respect such Company Statement, a “Review Period”), the Company shall provide the Class B Unitholder Representative and one independent certified public accountant acting on behalf of the Class B Unitholder Representative with reasonable access, during normal business hours and upon reasonable prior notice, to the Company’s books and records reasonably requested by the Class B Unitholder Representative in connection with its review of the amounts set forth in such Company Statement, subject to the Class B Unitholder Representative and such independent certified public accountant entering into a non-disclosure agreement with the Company in customary form as reasonably requested by the Company.
(c)On or prior to the last day of the Review Period with respect to each Company Statement, the Class B Unitholder Representative shall have the right to deliver to the Managers a written notice stating in reasonable detail any and all of the Class B Unitholder Representative’s non-duplicative objections to the calculations of the Adjusted EBITDA Reference Amount set forth in such Company Statement (any such dispute notice with respect to a Company Statement, an “Objection Notice”). Any Objection Notice shall specify in reasonable detail the dollar amount of any objection, the basis or bases therefor, and shall include reasonable supporting documentation and the Class B Unitholder Representative’s calculation of the Adjusted EBITDA Reference Amount covered by the related Company Statement. Any amount or determination set forth in a Company Statement that is not specifically disputed in an Objection Notice delivered to the Managers prior to 11:59 PM Mountain Time on the last day of the Review Period with respect to such Company Statement shall be deemed accepted and shall be final and binding on all Class B Unitholders, the Class B Unitholder Representative and the Company for all purposes of this Article 12. With respect to each Company Statement, if the Class B Unitholder Representative does not deliver an Objection Notice to the Company prior to 11:59 PM Mountain Time on the last day of the Review Period with respect to such Company Statement, the Adjusted EBITDA Reference Amount set forth in such Company Statement shall be final and binding on all Class B Unitholders, the Class B Unitholder Representative and the Company for all purposes of this Article 12.
(d)During the thirty-day period following the Managers’ receipt of a timely Objection Notice (if any) with respect to a Company Statement (each such period, a “Discussion Period”), the Class B Unitholder Representative and the Company (acting by Majority Consent of the Managers) shall attempt to mutually agree on the items disputed. If the Company (acting by Majority Consent of the Managers) and the Class B Unitholder Representative resolve and come to an agreement regarding any adjustments to the Adjusted EBITDA Reference Amount covered in such Company Statement, the Company and the Class B Unitholder Representative shall prepare, execute and deliver a written memorandum setting forth such resolution (a “Settlement Memorandum”). The portion of the Adjusted EBITDA Reference Amount so agreed to as set forth in a Settlement Memorandum shall be final and binding upon the Class B Unitholders, the Class B Unitholder Representative and the Company for purposes of this Article 12.
(e)If the Company (acting by Majority Consent of the Managers) and the Class B Unitholder Representative are unable to resolve all disputes set forth in an Objection Notice during the Discussion Period, then the Company (acting by Majority Consent of the Managers) and the Class B Unitholder shall cause an Independent Accountant to be selected in order to resolve such dispute as provided in this Section 12.3(e). The Class B Unitholder Representative and the Company shall submit any adjustments set forth in such Objection Notice that have not been resolved in writing by the Class B Unitholder Representative and the Company (such remaining items in dispute, the “Disputed Items”) to the Independent Accountant for resolution. The Company (acting by Majority Consent of the Managers), on the one hand, and the Class B Unitholder Representative, on the other hand, each shall provide the Independent Accountant with their respective determinations of the Disputed Items and their respective resultant calculations of the Adjusted EBITDA Reference Amount and shall instruct the Independent Accountant to deliver to the Company and the Class B Unitholder Representative a written determination of the Independent Accountant (such determination to include a worksheet setting forth all material calculations used in arriving at such determination) of the Disputed Items within thirty days of receipt of the disputed items. The Independent Accountant, acting as an expert and not as an arbitrator, shall make its determination of the Disputed Items and the resultant Adjusted EBITDA Reference Amount, which determination shall be final and binding, absent fraud or manifest error, on the Class B Unitholders, the Class B Unitholder Representative and the Company for all purposes of this Article 12. The determination of any Disputed Items by the Independent Accountant shall be within, and limited by, the range comprised of the respective determination of each of the Company’s and the Class B Unitholder Representative’s calculation with respect to such Disputed Items. The determination of the Disputed Items by the Independent Accountant shall be based on whether such Disputed Items have been calculated in accordance with the terms of this Article 12, and the Independent Accountant shall not make any other determination. The Independent Accountant shall make its determination based solely on presentations and supporting material provided by the Company and the Class B Unitholder Representative and not pursuant to any independent review. The fees, costs, and expenses of the Independent Accountant shall be paid pro rata by the Company, on the one hand, and the Class B Unitholders Representative (on behalf of the Class B Unitholders, with each Class B Unitholder’s share in such fees, costs and expenses based on the number of Class B Units to be sold to the Company relative to the total number of Class B Units to be sold to the Company), on the other hand, in relation to the proportional difference between the Independent Accountant’s determination of the Adjusted EBITDA Reference Amount and the Company’s and the Class B Unitholder Representative’s respective determinations of the Adjusted EBITDA Reference Amount.
12.4Put Right and Call Right Exercise.
(a)If the Requisite Class B Members elect to exercise the Put Right in any Put Election Period, the Class B Unitholder Representative shall deliver to the Managers (on behalf of the Company) no later than 11:59 PM Mountain Time on the last day of such Put Election Period a written notice in substantially the form attached hereto as Exhibit B, signed by the Requisite Class B Members and setting forth such election (a “Put Election Notice”). Following the delivery of a Put Election Notice pursuant to this Section 12.4(a), except with the written consent of the Managers, the Put Right as exercised by such Put Election Notice may not be revoked and the Put Right Unit Purchase with respect thereto shall be consummated in accordance with the terms and conditions set forth in Section 12.5. With respect to each Put Election Period, if a Put Election Notice has not been delivered to the Managers on behalf of the Company pursuant to this Section 12.4(a) by 11:59 PM Mountain Time on the last day of such Put Election Period, the Put Right for such Put Election Period shall automatically terminate without any further action on the part of the Requisite Class B Members, the Class B Unitholders or the Company; provided, however, that such termination shall not limit the ability of the Requisite Class B Members to exercise the Put Right in any subsequent Put Election Period. The determination whether to exercise the Put Right shall be in the sole discretion of the Requisite Class B Members and, without limiting the express obligations of the Company, the Class B Unitholders or the Class B Unitholder Representative under this Article 12, neither the exercise of the Put Right nor the failure to exercise the Put Right shall give rise to, or form the basis for, any liability or obligation of any of the Company, the Managers, any of the Class A Members, any of their Affiliates or any Requisite Class B Members.
(b)If the Company (by action of Majority Consent of the Managers) or, if elected by the Company, its assign(s)), elect(s) to exercise the Call Right in any Call Election Period, the Company

(by action of Majority Consent of the Managers) or, if elected by the Company, its assign(s), shall deliver to the Class B Unitholder Representative no later than 11:59 PM Mountain Time on the last day of such Call Election Period a written notice in substantially the form attached hereto as Exhibit C, setting forth such election (a “Call Election Notice” and together with any Put Election Notice, each an “Election Notice”). Following the delivery of a Call Election Notice pursuant to this Section 12.4(b), except with the written consent of the Class B Unitholder Representative, the Call Right as exercised by such Call Election Notice may not be revoked and the Call Right Unit Purchase with respect thereto shall be consummated in accordance with the terms and conditions set forth in Section 12.5. With respect to each Call Election Period, if a Call Election Notice has not been delivered to the Class B Unitholder Representative pursuant to this Section 12.4(b) by 11:59 PM Mountain Time on the last day of such Call Election Period, the Call Right for such Call Election Period shall automatically terminate without any further action on the part of the Company, the Class B Unitholder Representative, the Requisite Class B Members or the Class B Unitholders or the Company; provided, however, that such termination shall not limit the ability of the Company (or, if elected by the Company, its assign(s)) to exercise the Call Right in any subsequent Call Election Period. The determination whether to exercise the Call Right shall be in the sole discretion of the Managers and, without limiting the express obligations of the Company, the Class B Unitholders or the Class B Unitholder Representative under this Article 12, neither the exercise of the Call Right nor the failure to exercise the Call Right shall give rise to, or form the basis for, any liability or obligation of any of the Company, the Managers, any of the Class A Members, any of their Affiliates or any Requisite Class B Members.
(c)In order for the Put Right or Call Right to be duly exercised pursuant to Section 12.4, such right must be exercised as indicated above for all of the Subject Class B Units with respect to such Election Period. If a Put Election Notice and a Call Election Notice are made during the same Election Period, the terms and timing of such Unit Purchase shall be governed by the terms applicable to the Election Notice made first; provided, however, in the case of a Call Election Notice delivered in a CoC Election Period, such Unit Purchase shall be governed by the terms applicable to such Call Election Notice.
12.5Closing.
(a)Subject to Section 12.7, the consummation of each Unit Purchase with respect to a Put Right or Call Right duly exercised pursuant to Section 12.4 (each, a “Closing”) shall take place on a date determined by the Company (or, if elected by the Company, its assign(s)), which shall be no later than ninety days following the later of (i) the first date upon which an Election Notice with respect to such Unit Purchase was duly delivered during an Election Period pursuant to Section 12.4 by the Company (or, if elected by the Company, its assign(s)) or the Requisite Class B Members and (ii) the Final Determination Date with respect to the Adjusted EBITDA Reference Amount applicable to such Put Right or Call Right, in each case, which period may be extended by the Company (or, if elected by the Company, its assign(s)) to the extent necessary to obtain any regulatory or governmental approvals (the date so determined by the Company with respect such Unit Purchase). The date upon which a Closing actually occurs is referred to herein as a “Unit Purchase Closing Date.” The Company (or, if elected by the Company, its assign(s)) shall give the Class B Unitholders at least fifteen days written notice of the date of such closing.
(b)At each Closing of a Unit Purchase:
(i)The Class B Unitholders shall sell, assign, transfer and convey to the Company (or, if elected by the Company, its assign(s)) the Subject Class B Units with respect to such Unit Purchase and all right, title and interest therein, free and clear of all Liens;
(ii)Each Class B Unitholder shall duly, complete, execute and deliver to the Company (or, if elected by the Company, its assign(s)), the Purchase and Sale Agreement in substantially the form attached hereto as Exhibit E, including by correctly indicating on the schedules to such Purchase and Sale Agreement the number of Subject Class B Units applicable to such Unit Purchase (the “Purchase and Sale Agreement”);
(iii)The Company (or, if elected by the Company, its assign(s)) shall duly execute and deliver to the Class B Unitholder Representative (on behalf of the Class B Unitholders, which shall constitute delivery to the Class B Unitholders) the Purchase and Sale Agreement with respect to such Unit Purchase;
(iv)The Company (or, if elected by the Company, its assign(s)) will pay to the Class B Unitholders with respect to each Subject Class B Unit being sold in such Unit Purchase the Per Unit Purchase Price applicable to such Unit Purchase as provided in Section 12.7 (reduced by applicable taxes); and
(v)The Company will update the Unitholder Register to reflect the Company’s (or, if elected by the Company, its assign(s)’) purchase of the Subject Class B Units in such Unit Purchase.
(c)Each Class B Unitholder shall take, and each Requisite Class B Member shall use reasonably best efforts to cause each Class B Unitholder to take, all actions as may be reasonably necessary to consummate the sale, assignment, transfer and conveyance contemplated by this Article 12, including, without limitation, entering into agreements and delivering certificates and instruments and consents as may be deemed necessary or appropriate.
(d)Notwithstanding anything to the contrary in this Article 12, the Company (or, if elected by the Company, its assign(s)) shall not be required or allowed to purchase any Class B Units pursuant to this Article 12 if such purchase would violate the Act or other applicable law.
12.6Proxy. In order to secure each Class B Unitholder’s obligation to sell, assign, transfer and convey Class B Units pursuant to this Article 12, and take all other actions in accordance with the provisions of this Article 12, each Class B Unitholder hereby appoints the Managers and each Manager acting alone as such Class B Unitholder’s true and lawful proxy and attorney-in-fact, with full power of substitution and re-substitution, to sell, assign, transfer and convey all Class B Units held by such Class B Unitholder to the extent such Class B Unitholder is required to sell, assign, transfer and convey such Class B Units to the Company (or, if elected by the Company, its assign(s)), or the Company (or, if elected by the Company, its assign(s)) is required to purchase such Class B Units from the Class B Unitholders, pursuant to this Article 12, and to take all such other actions as expressly provided for in this Article 12, including to execute any documents in order to effectuate the sale and purchase of Class B Units in connection with the exercise of the Put Right or the Call Right as provided for in (and in accordance with) this Article 12 (and to take all lawful actions necessary and/or desirable to sell, assign, transfer and convey or otherwise dispose of such Class B Units held by such Class B Unitholder, in connection therewith). The Managers may exercise the irrevocable proxy granted to them hereunder at any time any such Class B Unitholder fails to comply with the provisions of this Article 12. The proxies and powers granted by each Class B Unitholder pursuant to this Section 12.6 are coupled with an interest and are given to secure the performance of such Class B Unitholder’s obligations under this Article 12. Such proxies and powers will be irrevocable for the term of this Agreement and will survive the death, incompetency and disability of such Class B Unitholder and the respective holders of Class B Units. None of the Company (or, if elected by the Company, its assign(s)), the Managers or any of their Affiliates shall have any liability arising from or relating to the exercise of the rights set forth in this Section 12.6.
12.7Payments. Payments required to be made to the Class B Unitholders pursuant to this Article 12 shall be made by wire transfer of immediately available funds to the account of such Class B Unitholder set forth in the applicable Purchase and Sale Agreement. The amounts payable pursuant to this Article 12 to any Class B Unitholder shall be subject to setoff and reduced by any amounts owed to the Company or any of its Affiliates or, if elected by the Company, its assign(s) by such Class B Unitholder, any Related Person of such Class B Unitholder or any Person with respect to whom such Class B Unitholder is a direct or indirect assignee of Class B Units (any such amount, a “Setoff Amount”). If at the time that any amounts are payable to a Class B Unitholder pursuant to this Article 12, the Company (or, if elected by the Company, its assign(s)) has made a claim against a Class B Unitholder, any Related Person of such Class B Unitholder or any Person with respect to whom such Class B Unitholder is a direct or indirect assignee of Class B Units and such claim unresolved at such time, the Company (or, if elected by the Company, its assign(s)) shall be entitled to the retain from such payment the portion of such amount that the Company (or, if elected by the Company, its assign(s)) determines in good faith would reasonably be expected to constitute a Setoff Amount, if such claim were resolved in the Company’s (or, if elected by the Company, its assign(s)) favor (any such amount, a “Withheld Amount”). Promptly following the resolution of such claim, the Company (or, if elected by the Company, its assign(s)) shall pay to the Class B Unitholder an amount equal to the Withheld Amounts, minus any portion thereof that constitutes a Setoff Amount. The right to withhold and retain the Setoff Amounts and the Withheld Amounts, as applicable, shall not limit the obligation of any Class B Unitholder to consummate the sale of its Class B Units to the Company (or, if elected by the Company, its assign(s)) pursuant to this Article 12, it being understood that such sale shall be consummated at the time contemplated by this Article 12, with the impact of this Section 12.7 being limited to the reduction of the per unit price that is required to be paid to such Class B Unitholder pursuant hereto.
12.8Standstill. Notwithstanding anything to the contrary in this Article 12, the Company (or, if elected by the Company, its assign(s)) shall not be entitled to exercise or consummate the Call Right, the Class B Unitholders shall not be entitled to exercise or consummate the Put Right and the Company shall not be required to repurchase any Class B Units pursuant to Section 12.5, in each case, during such time as the Company is actively pursuing a Change of Control, an IPO or a Direct Listing (as defined below) (such period, the “Standstill Period”); provided that such Standstill Period shall not exceed six months from the occurrence of such event. Notwithstanding the foregoing, the Company (by action of Majority Consent of the Managers) shall be entitled to waive the Standstill Period in respect of any Put Right or Call Right at its sole discretion. If there is a Standstill Period and the Company does not consummate such Change of Control, IPO or Direct Listing during such Standstill Period, the Election Periods and required Closing dates set forth in this Article 12 that were delayed due to such Standstill Period shall be adjusted as may be required to allow and require the Company and the Requisite Class B Members and the Class B Unitholder Representative to exercise their rights and fulfill their obligations during the periods of time contemplated in this Article 12. By way of example only, if the Company actively pursues a Change of Control beginning April 15, 2028 and ceases to pursue such Change of Control as of May 15, 2028 and, but for the Standstill Period, an Election Period would have otherwise commenced on April 30, 2028, such Election Period shall be adjusted to begin on May 16, 2028 and end on and ending on the date that is fifteen days after the date that such Election Period would have otherwise ended.
12.9Amounts Withheld. Each Person making a payment to the Class B Unitholders pursuant to this Article 12 shall be entitled to withhold all amounts required to be withheld pursuant to the Code or any provisions of other applicable tax law. All amounts withheld pursuant to the Code or any provisions of other applicable tax law with respect to any payment to the Class B Unitholders pursuant to this Article 12 shall be treated as amounts paid to the relevant Unitholder or Unitholders for all purposes of this Agreement.
12.10Operation of Business. Parent hereby agrees, for the benefit of the Class B Unitholder Representative (on behalf of the Class B Members and subject to Section 12.11), that from the Effective Time until December 31, 2029 (or such earlier date that all of the Class B Units outstanding as of the Effective Time have been repurchased), Parent will not incur any costs allocable to the Company pursuant Schedule 12.2(a) with the sole purpose of reducing the Adjusted EBITDA in order to reduce the Per Unit Purchase Price payable to the Class B Members, it being understood and agreed that this sentence will not limit the ability of Parent, the Company, or any of their respective officers, directors, managers or

Affiliates from taking any action, or require any of them to refrain from taking any action, with or for any other purpose.  Without limiting the express terms in the foregoing sentence, nothing in this Agreement shall require Parent, any of its Affiliates or any Manager or officer of the Company designated by the Class A Members, from taking or refraining from taking any action that would be, or would otherwise be interpreted in a manner that is, inconsistent with the right of Parent, any of its Affiliates’ or any Manager or officer designated by the Class A Members, from exercising the power and right to control the business and operations of Parent, the Company and their Affiliates.  The Company and each Class B Member expressly acknowledges and agrees that this Section 12.10 contains the entire agreement with respect to the obligations of Parent or any Manager or officer of the Company designated by the Class A Members, in connection with the Company Net Income, the Adjusted EBITDA, the Per Unit Purchase Price or the other provisions of this Article 12, and that notwithstanding anything else to the contrary, for purposes of this Agreement, none of Parent, the Company, any of their Affiliates or any other Person make any, and none of the Class B Members or the Class B Unitholder Representative is relying on any, representation, warranty or covenants to the Class B Members or the Class B Unitholder Representative with respect to support provided to achieve, or the feasibility of achieving, the Company Net Income, Adjusted EBITDA or the payment of any portion of Per Unit Purchase Price or otherwise related to the provisions of this Article 12.
12.11Class B Unitholder Representative.
(a)The Class B Unitholder Representative is hereby designated and appointed as the Class B Unitholders’ true and lawful attorney-in-fact and agent, for all purposes designated to the Class B Unitholder Representative in this Article 12 and any related agreements, schedules and exhibits, with full power and authority to represent each Class B Unitholder and such Class B Unitholder’s successors and assigns with respect to all matters arising under this Article 12 designated to the Class B Unitholder Representative.
(b)All actions taken by the Class B Unitholder Representative under this Article 12 and any related agreements, schedules and exhibits will be binding upon each Class B Unitholder and such Class B Unitholder’s successors and assigns as if expressly ratified and confirmed in writing by them. Without limiting the generality of the foregoing, the Class B Unitholder Representative has full power and authority, on behalf of each Class B Unitholder and such Class B Unitholder’s successors and assigns, to interpret the terms and provisions of this Article 12 and the related agreements, schedules and exhibits, to negotiate and compromise any dispute that may arise under this Article 12 or any related agreements, schedules or exhibits and to sign any releases or other documents with respect to any such dispute. Each Class B Unitholder will be deemed a party or a signatory to any agreement, document, instrument or certificate for which the Class B Unitholder Representative signs on behalf of such Class B Unitholder. All decisions, actions and instructions by the Class B Unitholder Representative will be conclusive and binding on each Class B Unitholder and no Class B Unitholder shall have any right to object, dissent, protest or otherwise contest the same. The Company (and its assign(s)) and the Unitholders have the right to rely conclusively on the instructions and decisions of the Class B Unitholder Representative under this Article 12, and no Class B Unitholder will have any cause of action against the Company and any other Unitholders for any action taken by the Company or any other Unitholders in reliance upon the instructions or decisions of the Class B Unitholder Representative. The appointment of the Class B Unitholder Representative is an agency coupled with an interest and is irrevocable and any action taken by the Class B Unitholder Representative pursuant to the authority granted in this Section 12.11 is effective and absolutely binding on each Class B Unitholder notwithstanding any contrary action of or direction from any Class B Unitholder. Notices and communications to or from the Class B Unitholder Representative shall constitute a notice and communication to or from, respectively, each of the Class B Unitholders. The death or incapacity, or dissolution or other termination of existence, of any Class B Unitholder does not terminate the authority and agency of the Class B Unitholder Representative (or successor thereto). The Class B Unitholder Representative may resign at any time. The provisions of this Section 12.11 are binding upon the executors, heirs, legal representatives and successors of each Class B Unitholder, and any references in this Agreement to any Class B Unitholder shall mean and include the successors to such Class B Unitholder’s rights hereunder, whether pursuant to testamentary disposition, the laws of descent and distribution or otherwise.
(c)The Class B Unitholder Representative shall act for the Class B Unitholders on all of the matters set forth in this Article 12 and any related agreements, exhibits or schedule in the manner the Class B Unitholder Representative believes to be in the best interest of the Class B Unitholders as a whole and consistent with its obligations under this Agreement. The Class B Unitholder Representative will incur no liability to the Class B Unitholders in connection with such Person’s services pursuant to this Agreement and any related agreements except to the extent resulting from such Person’s fraud, gross negligence or willful misconduct. The Class B Unitholder Representative shall not be liable to the Class B Unitholders for any action or omission pursuant to the advice of counsel. The Class B Unitholders shall indemnify the Class B Unitholder Representative against any reasonable, documented, and out-of-pocket losses, liabilities and expenses, including the reasonable fees and expenses of any legal counsel, accountants, auditors and other advisors retained by the Class B Unitholder Representative (“Class B Unitholder Representative Expenses”) arising out of or in connection with this Agreement and any related agreements, in each case as such Class B Unitholder Representative Expense is suffered or incurred; provided, that in the event that any such Class B Unitholder Representative Expense is finally adjudicated to have been caused by the gross negligence or willful misconduct of the Class B Unitholder Representative, the Class B Unitholder Representative will reimburse the Class B Unitholders the amount of such indemnified Class B Unitholder Representative Expense to the extent attributable to such gross negligence or willful misconduct. Class B Unitholder Representative Expenses may be recovered by the Class B Unitholder Representative from any funds that become payable to the Class B Unitholders under this Agreement at such time as such amounts would otherwise be distributable to the Class B Unitholders; provided, that while the Class B Unitholder Representative may be paid from the aforementioned sources of funds, this does not relieve the Class B Unitholders from their obligation to promptly pay such Class B Unitholder Representative Expenses as they are suffered or incurred. In no event will the Class B Unitholder Representative be required to advance such Person’s own funds on behalf of the Class B Unitholders or otherwise. Notwithstanding anything in this Agreement to the contrary, any restrictions or limitations on liability or indemnification obligations of, or provisions limiting the recourse against non-parties otherwise applicable to, the Class B Unitholders set forth elsewhere in this Agreement are not intended to be applicable to the indemnities provided to the Class B Unitholder Representative hereunder. The foregoing indemnities will survive the resignation or removal of the Class B Unitholder Representative or the termination of this Agreement.
(d)The Class B Unitholders, in their capacities as such, shall refrain from taking any action or engaging in any negotiation or transaction or giving any notice which the Class B Unitholder Representative shall have the authority to do or engage under this Article 12 and any related agreements, exhibits or schedules, it being the intent of the Class B Unitholders that the Class B Unitholder Representative, on behalf of the Class B Unitholders collectively and individually, will be solely responsible for dealing with the Company, the Unitholders and third parties with whom the Class B Unitholders have a contractual relationship arising under this Article 12 or the agreements, exhibits or schedules contemplated herein. At the request of the Class B Unitholder Representative, the Class B Unitholders will execute and deliver such agreements, instruments and certificates as the Class B Unitholder Representative shall reasonably request to give effect to this Article 12.
12.12Treatment of Repurchased Class B Units. All Class B Units repurchased by the Company pursuant to this Agreement shall be cancelled. All Class B Units purchased by assignee(s) of the Company pursuant to this Agreement shall automatically be reclassified as Class A Units upon the Closing of such purchase.
12.13Termination. Notwithstanding anything to the contrary in this Article 12, the rights and obligations under this Article 12 shall automatically terminate immediately prior to the earliest to occur of (a) the Company consummating a Change of Control, (b) the Company’s (or any successor’s or parent entity’s) consummation of an initial public offering of its equity securities (an “IPO”) (c) the Company’s

(or any successor’s or parent entity’s) consummation of the initial listing of its equity securities on an exchange or marketplace by means of an effective registration statement filed by the Company (or such successor or parent entity) with the Securities and Exchange Commission (a “Direct Listing”) and (d) the Company’s and its assign(s) purchase of all Class B Units pursuant to the terms of this Article 12.
ARTICLE 13
DISSOLUTION AND TERMINATION
13.1Dissolution. The Company shall be dissolved upon the first to occur of any of the following events:
(a)the consent of the Class A Members;
(b)the sale or distribution by the Company of all or substantially all of its assets; or
(c)any time there are no Members, unless the Company is continued in accordance with the Act.
The foregoing events shall be the only events causing dissolution under the Act and, to the fullest extent permitted by law, the Members and the Managers hereby waive their right to seek a judicial dissolution of the Company. A Person that wrongfully causes the dissolution of the Company loses the right to participate in the management of the Company in any capacity. For the avoidance of doubt, the dissolution of the Company pursuant to clause (a) of this Section 13.1 shall not require the consent of the Managers.
13.2Liquidation, Winding Up and Distribution of Assets. The Managers shall, upon the Company’s dissolution, proceed to liquidate Company assets and properties, discharge Company obligations, and wind up the Company’s business and affairs in accordance with the Act and this Agreement. The Profits and Losses of the Company through the period of winding up and liquidation shall be allocated among the Unitholders in accordance with the provisions of Article 6. Proceeds from liquidating Company assets shall, to the extent available, be applied and distributed as follows:
(a)first, to the payment and discharge of all Company debts and liabilities, including the expenses and cost of winding up, and to the establishment of any reasonable reserves for contingent, conditional or unmatured debts and liabilities, in the order of priority as provided by law; and
(b)thereafter, any remaining proceeds shall be distributed to the Unitholders in accordance with Section 5.1. Any such distributions to the Unitholders under this Section 13.2(b) shall be made within the time requirements of Regulations Section 1.704-1(b)(2)(ii)(b)(2). The Managers may, in their sole discretion, cause the Company to transfer the Company’s assets and liabilities to a trust established for the benefit of the Unitholders for the purposes of liquidating the Company’s assets, collecting amounts owed to the Company, and satisfying any contingent, conditional or unmatured liabilities or obligations of the Company. In such case, the Managers shall act as trustees of such trust and amounts shall be distributed to the Unitholders, as beneficiaries of the trust, in the same proportions as would otherwise have been distributed to the Unitholders pursuant to this Agreement.
13.3Deficit Capital Accounts. No Unitholder shall have any obligation to contribute or advance any funds or other property to the Company by reason of any negative or deficit balance in such Unitholder’s Capital Account during or upon completion of winding up or at any other time except to the extent that a deficit balance is directly attributable to a Distribution of cash or other property in violation of this Agreement and such Unitholder knew at the time of such Distribution that such Distribution was unlawful.

13.4Return of Contribution Non-Recourse to Other Unitholders. Except as provided by law, upon dissolution, each Unitholder shall look solely to the Company assets for the return of such Unitholder’s Capital Contributions. If any Company property remaining after satisfaction (whether by payment or making reasonable provision for payment) of Company debts and liabilities is insufficient to return the cash or other property contribution of one or more Unitholders, such Unitholders shall have no recourse against the Company, any Manager or any other Unitholder.
13.5In Kind Distributions. A Unitholder shall have no right to demand and receive any Distribution from the Company in any form other than cash. However, a Unitholder may be compelled to accept a Distribution of an asset in kind if the Company is unable to dispose of all of its assets for cash.
13.6Change of Control. If in connection with a Change of Control there is a payment of consideration to the Unitholders with respect to their Units, the aggregate consideration to be received by all Unitholders receiving consideration in connection with such Change of Control shall be allocated among such Unitholders in accordance with Section 5.1.
ARTICLE 14
CONVERSION
In the event that a Conversion Event shall occur, the Unitholders shall take all necessary and desirable action to incorporate the Company or take such other action as the Managers may deem advisable, including (a) dissolving the Company, creating one or more subsidiaries of the newly formed corporation and transferring to such subsidiaries any or all of the assets of the Company (including by merger), (b) causing the Unitholders to exchange their Units for shares of capital stock of the newly formed corporation or (c) effecting the conversion of the Company into a corporation pursuant to the Act. In connection with any such transaction, the Unitholders shall receive, in exchange for their respective Units, shares of capital stock of such corporation or its subsidiaries having the same relative economic interest and other rights and obligations in such corporation or its subsidiaries as is set forth in this Agreement, subject to any modifications (as reasonably determined by the Managers) required solely as a result of the conversion to corporate form. At the time of such transaction, the Unitholders shall, and hereby agree to, take any and all actions deemed reasonably necessary and appropriate by the Managers to effect such transaction, including entering into a stockholders’ agreement providing for, among other provisions: (i) the restrictions on Transfer on the Class B Units set forth in this Agreement; (ii) an agreement to vote all shares of capital stock held by them to elect the board of directors of the new corporation in accordance with this Agreement; and (iii) an arrangement to reflect the economic agreements among the Unitholders reflected herein. Prior to consummating any such transaction, the Class A Members and the Managers shall approve the proposed forms of a certificate of incorporation, bylaws, stockholders’ agreement and any other governing documents proposed to be established for such corporation and its subsidiaries, if any, all of which shall, as nearly as practicable (as reasonably determined by the Managers), reflect the rights and obligations of the Unitholders under this Agreement and comparable agreements applicable to any subsidiary as of the date of such transaction.
ARTICLE 15
MISCELLANEOUS PROVISIONS
15.1Notices. Except as otherwise provided herein, any notice, demand, or communication required or permitted to be given to the Company or any Manager or Unitholder by any provision of this Agreement shall be deemed to have been sufficiently given or served for all purposes if (a) delivered personally to the Company or such Manager or Unitholder, as applicable, (b) sent by e-mail to the Company or such Manager or Unitholder, as applicable, to the applicable e-mail address set forth in the books and records of the Company for any such Manager, on the Unitholder Register with respect to any such Unitholder, or the signature page hereto for the Company or (c) sent by registered or certified mail, postage prepaid, addressed to the Company or such Manager or Unitholder at the applicable address set forth in the books and records of the Company, on the Unitholder Register or the signature page hereto, as applicable. Except as otherwise provided herein, any such notice shall be deemed to be given on (i) the date on which the same was personally delivered, (ii) if sent via electronic mail, on the earlier of (1) the time sent (unless such Person previously elected via notice to the sender to render this clause (1) inapplicable to such Person); and (2) the time when actually received and opened by such Person; or (iii) if sent by registered or certified mail, on the seventh day after such notice was deposited in the United States mail addressed as aforesaid.
15.2Governing Law. This Agreement and the rights of the parties hereunder will be governed by, interpreted, and enforced in accordance with the laws of the State of Delaware, without regard to its choice of law provisions.
15.3Entire Agreement; Amendments. This Agreement constitutes the entire agreement among the Company and the Unitholders concerning the matters set forth herein. Except as otherwise expressly provided in this Agreement, this Agreement may be amended, and any provision of this Agreement may be waived, with consent of the Class A Members without the consent of any other Person (including, for the avoidance of doubt, the Managers); provided, however, that any amendment or waiver of Section 4.2(b), Section 4.4(c), Section 4.5(b), Section 4.6(b), Section 4.7(b) or Article 12 shall also require the consent of the Class B Members. Notwithstanding the foregoing, the Managers shall be authorized to make any amendments to this Agreement that counsel to the Company opines are necessary to maintain the Company’s status as a partnership for federal and state income tax purposes. If any conflict exists between the provisions of this Agreement and the provisions of any oral or prior agreement among the Unitholders and the Company or any of them, the provisions of this Agreement shall prevail.
15.4Additional Documents and Acts. Each Unitholder agrees to execute and deliver such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions and conditions of this Agreement and the transactions contemplated hereby.
15.5Headings. The headings in this Agreement are inserted for convenience only and are in no way intended to describe, interpret, define, or limit the scope, extent, or intent of this Agreement or any provision hereof.
15.6Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under the present or future laws effective during the term of this Agreement, such provision will be fully severable and the remaining provisions of this Agreement will remain in full force and effect.
15.7Heirs, Successors, and Assigns. Each and all of the covenants, terms, provisions, and agreements herein contained shall be binding upon and inure to the benefit of the parties hereto and the parties’ respective heirs, legal representatives, successors and permitted assigns. Any assignment by the Company of any right of the Company under this Agreement shall require the approval of the Managers.
15.8Creditors and Other Third Parties. None of the provisions of this Agreement shall be for the benefit of, or enforceable, by any Company creditors or any other third parties, except that the Managers, the Covered Persons, the Indemnified Persons and the Related Parties of a Unitholder or a Manager (to the extent they have rights set forth in this Agreement) shall have the rights expressly granted to them in this Agreement.
15.9Preparation of Document/Independent Counsel. After negotiations among the Unitholders and the Company, this Agreement was prepared by Wilson Sonsini Goodrich & Rosati, P.C. (“Wilson Sonsini”), as legal counsel to Parent. Wilson Sonsini has not acted as legal counsel to any other Unitholder in preparing this Agreement. Each Unitholder acknowledges that such Unitholder has had the opportunity to review this Agreement with independent legal counsel of their own choice. The Unitholders acknowledge this Agreement has been the product of negotiation between the counsel of the Unitholders, the Company and Parent. Accordingly, the Unitholders and the Company agree that in the event of any ambiguity in any provision of this Agreement, this Agreement shall not be construed against a party regardless of which party was responsible for the drafting thereof.
15.10Section, Other References. Except to the extent provided to the contrary, references to the terms “Section,” “Schedule,” “Exhibit,” or “Appendix” mean to the corresponding Sections, Schedules, Exhibits, or Appendices attached to or referred to in this Agreement. Each Appendix, Exhibit and Schedule referred to in this Agreement is hereby incorporated by reference in this Agreement as if such Appendix, Exhibit or Schedule were set out in full in the text of this Agreement.
15.11Venue. Any dispute relating hereto shall be heard solely and exclusively in the state or federal courts of Delaware, and the parties and the Unitholders consent to and agree to jurisdiction and venue therein and not to contest jurisdiction or move for forum non conveniens or otherwise dispute the forum. Notwithstanding the foregoing, any Person may bring an action (i) to enforce a judgment or order from a state or federal court of Delaware in any court with jurisdiction over the Person against whom such judgment or order is being enforced and (ii) for specific performance or injunctive relief in any court with jurisdiction over the Person against whom such equitable relief is sought.
15.12MUTUAL WAIVER OF JURY TRIAL. EACH PARTY TO THIS AGREEMENT HEREBY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE BETWEEN OR AMONG ANY OF THE PARTIES HERETO, WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY AND/OR THE RELATIONSHIP ESTABLISHED AMONG THE PARTIES HEREUNDER. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY BENCH TRIAL WITHOUT A JURY AND THAT THE PARTIES TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.
15.13Counterparts; Electronic Signature. This Agreement may be executed in one or more counterparts each of which shall for all purposes be deemed an original, and all of such counterparts, taken together, shall constitute one and the same Agreement. Delivery of an executed counterpart of this Agreement by facsimile or electronic transmission shall be equally as effective as delivery of an original executed counterpart of this Agreement.
15.14Performance, Breach and Remedies. Except as otherwise specifically provided in this Agreement, the remedies set forth in this Agreement are cumulative and shall not exclude any other remedies to which a Person may be lawfully entitled. Without limiting the rights and remedies otherwise available to the Company or any Unitholder, each Unitholder: (a) acknowledges that the remedy at law for damages resulting from such Unitholder’s breach of Article 10, Article 11 or Article 12 is inadequate; and (b) consents to the institution of an action for specific performance of its obligations in the event of such breach. Each Unitholder acknowledges that certain provisions of this Agreement provide for specified consequences in the event of a breach of this Agreement by a Unitholder. Each Unitholder agrees that the default provisions of this Agreement are fair and reasonable and, in light of the difficulty of determining actual damages, represent a prior agreement among the Unitholders as to appropriate specified penalties or specified consequences. Each Unitholder further agrees and acknowledges that any actions taken or not taken by the Managers or any Unitholder with respect to a defaulting Unitholder shall not constitute a breach of this Agreement or of any duty stated or implied in law or equity to any Unitholder, regardless of whether the same or different remedies are applied to each defaulting Unitholder.

(Remainder of Page Intentionally Left Blank)

By execution below, each of the undersigned agrees to the terms and provisions of this Agreement.
COMPANY:
HIYA HEALTH PRODUCTS, LLC
Signature: /s/ Darren Litt
Print Name: Darren Litt
Print Title: Manager
Address: 7750 Okeechobee Blvd, Suite 4-769, West Palm Beach, Fl
Email: Support@hiyahealth.com

[Signature page to Amended and Restated Limited Liability Company Agreement of Hiya Health Products, LLC]

By execution below, each of the undersigned agrees to the terms and provisions of this Agreement.
CLASS A MEMBER:
USANA Health Sciences, Inc.,
a Utah corporation
By: /s/ G. Douglas Hekking
Name: G. Douglas Hekking
Title: Chief Financial Officer
[Signature page to Amended and Restated Limited Liability Company Agreement of Hiya Health Products, LLC]

[Signature page to Amended and Restated Limited Liability Company Agreement of Hiya Health Products, LLC]

By execution below, each of the undersigned agrees to the terms and provisions of this Agreement.
PARENT:
USANA Health Sciences, Inc.,
a Utah corporation
By: /s/ G. Douglas Hekking
Name: G. Douglas Hekking
Title: Chief Financial Officer
[Signature page to Amended and Restated Limited Liability Company Agreement of Hiya Health Products, LLC]

By execution below, each of the undersigned agrees to the terms and provisions of this Agreement.

CLASS B MEMBER:
/s/ Abraham Cortes
Abraham Cortes

    Class B Units Issued in the Merger:

[***] total Class B Units:

SPOUSAL CONSENT (if applicable):
I, Steffenie Jo Zorner Cortes, spouse of Abraham Cortes (“Spouse”), have read and approve of this Agreement, together with all exhibits and related agreements hereto and thereto and the transactions contemplated hereby and thereby. I hereby appoint Spouse as my attorney-in-fact to the exercise or waiver of any rights under this Spousal Consent and under this Agreement, and each other related agreement (as applicable), and agree to be bound by the provisions of such agreements, together with all exhibits hereto and thereto and transactions contemplated hereby and thereby insofar as I may have any rights herein or therein under the marital property laws in the state of our residence or any other applicable jurisdiction.
/s/ Steffenie Jo Zorner Cortes
(Signature)
Steffenie Jo Zorner Cortes
(Print Name)

[Signature page to Amended and Restated Limited Liability Company Agreement of Hiya Health Products, LLC]

By execution below, each of the undersigned agrees to the terms and provisions of this Agreement.

CLASS B MEMBER:
Bert Culha, as Trustee of the Sutton 325 Trust Agreement dated December 11, 2024

By: /s/ Bert Culha
Name: Bert Culha
Title: Trustee

    Class B Units Issued in the Merger:

[***] total Class B Units:

SPOUSAL CONSENT (if applicable):
I, _________________, spouse of ___________ (“Spouse”), have read and approve of this Agreement, together with all exhibits and related agreements hereto and thereto and the transactions contemplated hereby and thereby. I hereby appoint Spouse as my attorney-in-fact to the exercise or waiver of any rights under this Spousal Consent and under this Agreement, and each other related agreement (as applicable), and agree to be bound by the provisions of such agreements, together with all exhibits hereto and thereto and transactions contemplated hereby and thereby insofar as I may have any rights herein or therein under the marital property laws in the state of our residence or any other applicable jurisdiction.
___________________________
(Signature)
___________________________
(Print Name)

[Signature page to Amended and Restated Limited Liability Company Agreement of Hiya Health Products, LLC]

By execution below, each of the undersigned agrees to the terms and provisions of this Agreement.
CLASS B MEMBER:
/s/ Alexander Mark Silverman
Alexander Mark Silverman

    Class B Units Issued in the Merger:

[***] total Class B Units:

SPOUSAL CONSENT (if applicable):
I, Deepika Chopra, spouse of Alexander Mark Silverman (“Spouse”), have read and approve of this Agreement, together with all exhibits and related agreements hereto and thereto and the transactions contemplated hereby and thereby. I hereby appoint Spouse as my attorney-in-fact to the exercise or waiver of any rights under this Spousal Consent and under this Agreement, and each other related agreement (as applicable), and agree to be bound by the provisions of such agreements, together with all exhibits hereto and thereto and transactions contemplated hereby and thereby insofar as I may have any rights herein or therein under the marital property laws in the state of our residence or any other applicable jurisdiction.
/s/ Deepika Chopra
(Signature)
Deepika Chopra
(Print Name)

[Signature page to Amended and Restated Limited Liability Company Agreement of Hiya Health Products, LLC]

By execution below, each of the undersigned agrees to the terms and provisions of this Agreement.
CLASS B MEMBER:
/s/ Asher Isaac Delug
Asher Isaac Delug

    Class B Units Issued in the Merger:

[***] total Class B Units:

SPOUSAL CONSENT (if applicable):
I, _________________, spouse of ___________ (“Spouse”), have read and approve of this Agreement, together with all exhibits and related agreements hereto and thereto and the transactions contemplated hereby and thereby. I hereby appoint Spouse as my attorney-in-fact to the exercise or waiver of any rights under this Spousal Consent and under this Agreement, and each other related agreement (as applicable), and agree to be bound by the provisions of such agreements, together with all exhibits hereto and thereto and transactions contemplated hereby and thereby insofar as I may have any rights herein or therein under the marital property laws in the state of our residence or any other applicable jurisdiction.
___________________________
(Signature)
___________________________
(Print Name)

[Signature page to Amended and Restated Limited Liability Company Agreement of Hiya Health Products, LLC]

By execution below, each of the undersigned agrees to the terms and provisions of this Agreement.
CLASS B MEMBER:
AB Rief, LLC
By: /s/ Austin Rief
Name: Austin Rief
Title: Authorized Party

    Class B Units Issued in the Merger:

[***] total Class B Units:

SPOUSAL CONSENT (if applicable):
I, _________________, spouse of ___________ (“Spouse”), have read and approve of this Agreement, together with all exhibits and related agreements hereto and thereto and the transactions contemplated hereby and thereby. I hereby appoint Spouse as my attorney-in-fact to the exercise or waiver of any rights under this Spousal Consent and under this Agreement, and each other related agreement (as applicable), and agree to be bound by the provisions of such agreements, together with all exhibits hereto and thereto and transactions contemplated hereby and thereby insofar as I may have any rights herein or therein under the marital property laws in the state of our residence or any other applicable jurisdiction.
___________________________
(Signature)
___________________________
(Print Name)

[Signature page to Amended and Restated Limited Liability Company Agreement of Hiya Health Products, LLC]

By execution below, each of the undersigned agrees to the terms and provisions of this Agreement.
CLASS B MEMBER:

/s/ Bonnie Hick
Bonnie Hick

    Class B Units Issued in the Merger:

[***] total Class B Units:

SPOUSAL CONSENT (if applicable):
I, Jeffrey Hick, spouse of Bonnie Hick (“Spouse”), have read and approve of this Agreement, together with all exhibits and related agreements hereto and thereto and the transactions contemplated hereby and thereby. I hereby appoint Spouse as my attorney-in-fact to the exercise or waiver of any rights under this Spousal Consent and under this Agreement, and each other related agreement (as applicable), and agree to be bound by the provisions of such agreements, together with all exhibits hereto and thereto and transactions contemplated hereby and thereby insofar as I may have any rights herein or therein under the marital property laws in the state of our residence or any other applicable jurisdiction.
/s/ Jeffrey Hick
(Signature)
Jeffrey Hick
(Print Name)

[Signature page to Amended and Restated Limited Liability Company Agreement of Hiya Health Products, LLC]

By execution below, each of the undersigned agrees to the terms and provisions of this Agreement.
CLASS B MEMBER:
/s/ Corinne Crockett
Corinne Crockett

    Class B Units Issued in the Merger:

[***] total Class B Units:

SPOUSAL CONSENT (if applicable):
I, _________________, spouse of ___________ (“Spouse”), have read and approve of this Agreement, together with all exhibits and related agreements hereto and thereto and the transactions contemplated hereby and thereby. I hereby appoint Spouse as my attorney-in-fact to the exercise or waiver of any rights under this Spousal Consent and under this Agreement, and each other related agreement (as applicable), and agree to be bound by the provisions of such agreements, together with all exhibits hereto and thereto and transactions contemplated hereby and thereby insofar as I may have any rights herein or therein under the marital property laws in the state of our residence or any other applicable jurisdiction.
___________________________
(Signature)
___________________________
(Print Name)

[Signature page to Amended and Restated Limited Liability Company Agreement of Hiya Health Products, LLC]

By execution below, each of the undersigned agrees to the terms and provisions of this Agreement.
CLASS B MEMBER:
/s/ Daniel Snow
Daniel Snow

    Class B Units Issued in the Merger:

[***] total Class B Units:

SPOUSAL CONSENT (if applicable):
I, _________________, spouse of ___________ (“Spouse”), have read and approve of this Agreement, together with all exhibits and related agreements hereto and thereto and the transactions contemplated hereby and thereby. I hereby appoint Spouse as my attorney-in-fact to the exercise or waiver of any rights under this Spousal Consent and under this Agreement, and each other related agreement (as applicable), and agree to be bound by the provisions of such agreements, together with all exhibits hereto and thereto and transactions contemplated hereby and thereby insofar as I may have any rights herein or therein under the marital property laws in the state of our residence or any other applicable jurisdiction.
___________________________
(Signature)
___________________________
(Print Name)

[Signature page to Amended and Restated Limited Liability Company Agreement of Hiya Health Products, LLC]

By execution below, each of the undersigned agrees to the terms and provisions of this Agreement.
CLASS B MEMBER:
Matt Cohen as Trustee for the Hayvenhurst Trust dated February 1, 2012

By: /s/ Matt Cohen
Name: Matt Cohen
Title: Trustee

    Class B Units Issued in the Merger:

[***] total Class B Units:

SPOUSAL CONSENT (if applicable):
I, _________________, spouse of ___________ (“Spouse”), have read and approve of this Agreement, together with all exhibits and related agreements hereto and thereto and the transactions contemplated hereby and thereby. I hereby appoint Spouse as my attorney-in-fact to the exercise or waiver of any rights under this Spousal Consent and under this Agreement, and each other related agreement (as applicable), and agree to be bound by the provisions of such agreements, together with all exhibits hereto and thereto and transactions contemplated hereby and thereby insofar as I may have any rights herein or therein under the marital property laws in the state of our residence or any other applicable jurisdiction.
___________________________
(Signature)
___________________________
(Print Name)

[Signature page to Amended and Restated Limited Liability Company Agreement of Hiya Health Products, LLC]

By execution below, each of the undersigned agrees to the terms and provisions of this Agreement.
CLASS B MEMBER:
/s/ Heidi Terese Merrick
Heidi Terese Merrick

    Class B Units Issued in the Merger:

[***] total Class B Units:

SPOUSAL CONSENT (if applicable):
I, _________________, spouse of ___________ (“Spouse”), have read and approve of this Agreement, together with all exhibits and related agreements hereto and thereto and the transactions contemplated hereby and thereby. I hereby appoint Spouse as my attorney-in-fact to the exercise or waiver of any rights under this Spousal Consent and under this Agreement, and each other related agreement (as applicable), and agree to be bound by the provisions of such agreements, together with all exhibits hereto and thereto and transactions contemplated hereby and thereby insofar as I may have any rights herein or therein under the marital property laws in the state of our residence or any other applicable jurisdiction.
___________________________
(Signature)
___________________________
(Print Name)

[Signature page to Amended and Restated Limited Liability Company Agreement of Hiya Health Products, LLC]

By execution below, each of the undersigned agrees to the terms and provisions of this Agreement.
CLASS B MEMBER:
Hiya Holdings 2023, LLC
By: /s/ Todd Gelman
Name: Todd Gelman
Title: Chief Business Officer

    Class B Units Issued in the Merger:

[***] total Class B Units:

SPOUSAL CONSENT (if applicable):
I, _________________, spouse of ___________ (“Spouse”), have read and approve of this Agreement, together with all exhibits and related agreements hereto and thereto and the transactions contemplated hereby and thereby. I hereby appoint Spouse as my attorney-in-fact to the exercise or waiver of any rights under this Spousal Consent and under this Agreement, and each other related agreement (as applicable), and agree to be bound by the provisions of such agreements, together with all exhibits hereto and thereto and transactions contemplated hereby and thereby insofar as I may have any rights herein or therein under the marital property laws in the state of our residence or any other applicable jurisdiction.
___________________________
(Signature)
___________________________
(Print Name)

[Signature page to Amended and Restated Limited Liability Company Agreement of Hiya Health Products, LLC]

By execution below, each of the undersigned agrees to the terms and provisions of this Agreement.
CLASS B MEMBER:
/s/ Jacob Morayniss
Jacob Morayniss

    Class B Units Issued in the Merger:

[***] total Class B Units:

SPOUSAL CONSENT (if applicable):
I, Erica Katz, spouse of Jacob Morayniss (“Spouse”), have read and approve of this Agreement, together with all exhibits and related agreements hereto and thereto and the transactions contemplated hereby and thereby. I hereby appoint Spouse as my attorney-in-fact to the exercise or waiver of any rights under this Spousal Consent and under this Agreement, and each other related agreement (as applicable), and agree to be bound by the provisions of such agreements, together with all exhibits hereto and thereto and transactions contemplated hereby and thereby insofar as I may have any rights herein or therein under the marital property laws in the state of our residence or any other applicable jurisdiction.
/s/ Erica Katz
(Signature)
Erica Katz
(Print Name)

[Signature page to Amended and Restated Limited Liability Company Agreement of Hiya Health Products, LLC]

By execution below, each of the undersigned agrees to the terms and provisions of this Agreement.
CLASS B MEMBER:
Jared Coren as Trustee of the Gillman 2024 Gift Trust FBO Lev Gillman dated September 5, 2024

By: /s/ Jared Coren
Name: Jared Coren
Title: Trustee

    Class B Units Issued in the Merger:

[***] total Class B Units:

SPOUSAL CONSENT (if applicable):
I, _________________, spouse of ___________ (“Spouse”), have read and approve of this Agreement, together with all exhibits and related agreements hereto and thereto and the transactions contemplated hereby and thereby. I hereby appoint Spouse as my attorney-in-fact to the exercise or waiver of any rights under this Spousal Consent and under this Agreement, and each other related agreement (as applicable), and agree to be bound by the provisions of such agreements, together with all exhibits hereto and thereto and transactions contemplated hereby and thereby insofar as I may have any rights herein or therein under the marital property laws in the state of our residence or any other applicable jurisdiction.
___________________________
(Signature)
___________________________
(Print Name)

[Signature page to Amended and Restated Limited Liability Company Agreement of Hiya Health Products, LLC]

By execution below, each of the undersigned agrees to the terms and provisions of this Agreement.
CLASS B MEMBER:
Jared Coren as Trustee of the Gillman 2024 Gift Trust FBO Lev Gillman dated September 5, 2024

By: /s/ Jared Coren
Name: Jared Coren
Title: Trustee

    Class B Units Issued in the Merger:

[***] total Class B Units:

SPOUSAL CONSENT (if applicable):
I, _________________, spouse of ___________ (“Spouse”), have read and approve of this Agreement, together with all exhibits and related agreements hereto and thereto and the transactions contemplated hereby and thereby. I hereby appoint Spouse as my attorney-in-fact to the exercise or waiver of any rights under this Spousal Consent and under this Agreement, and each other related agreement (as applicable), and agree to be bound by the provisions of such agreements, together with all exhibits hereto and thereto and transactions contemplated hereby and thereby insofar as I may have any rights herein or therein under the marital property laws in the state of our residence or any other applicable jurisdiction.
___________________________
(Signature)
___________________________
(Print Name)

[Signature page to Amended and Restated Limited Liability Company Agreement of Hiya Health Products, LLC]

By execution below, each of the undersigned agrees to the terms and provisions of this Agreement.
CLASS B MEMBER:
JMBH Ventures LLC

By: /s/ Kelly J. Engel
Name: Kelly J. Engel
Title: Manager

    Class B Units Issued in the Merger:

[***] total Class B Units:

SPOUSAL CONSENT (if applicable):
I, _________________, spouse of ___________ (“Spouse”), have read and approve of this Agreement, together with all exhibits and related agreements hereto and thereto and the transactions contemplated hereby and thereby. I hereby appoint Spouse as my attorney-in-fact to the exercise or waiver of any rights under this Spousal Consent and under this Agreement, and each other related agreement (as applicable), and agree to be bound by the provisions of such agreements, together with all exhibits hereto and thereto and transactions contemplated hereby and thereby insofar as I may have any rights herein or therein under the marital property laws in the state of our residence or any other applicable jurisdiction.
___________________________
(Signature)
___________________________
(Print Name)

[Signature page to Amended and Restated Limited Liability Company Agreement of Hiya Health Products, LLC]

By execution below, each of the undersigned agrees to the terms and provisions of this Agreement.
CLASS B MEMBER:
/s/ Jonathan Snow
Jonathan Snow

    Class B Units Issued in the Merger:

[***] total Class B Units:

SPOUSAL CONSENT (if applicable):
I, _________________, spouse of ___________ (“Spouse”), have read and approve of this Agreement, together with all exhibits and related agreements hereto and thereto and the transactions contemplated hereby and thereby. I hereby appoint Spouse as my attorney-in-fact to the exercise or waiver of any rights under this Spousal Consent and under this Agreement, and each other related agreement (as applicable), and agree to be bound by the provisions of such agreements, together with all exhibits hereto and thereto and transactions contemplated hereby and thereby insofar as I may have any rights herein or therein under the marital property laws in the state of our residence or any other applicable jurisdiction.
___________________________
(Signature)
___________________________
(Print Name)

[Signature page to Amended and Restated Limited Liability Company Agreement of Hiya Health Products, LLC]

By execution below, each of the undersigned agrees to the terms and provisions of this Agreement.
CLASS B MEMBER:
/s/ Joseph Barger
Joseph Barger

    Class B Units Issued in the Merger:

[***] total Class B Units:

SPOUSAL CONSENT (if applicable):
I, _________________, spouse of ___________ (“Spouse”), have read and approve of this Agreement, together with all exhibits and related agreements hereto and thereto and the transactions contemplated hereby and thereby. I hereby appoint Spouse as my attorney-in-fact to the exercise or waiver of any rights under this Spousal Consent and under this Agreement, and each other related agreement (as applicable), and agree to be bound by the provisions of such agreements, together with all exhibits hereto and thereto and transactions contemplated hereby and thereby insofar as I may have any rights herein or therein under the marital property laws in the state of our residence or any other applicable jurisdiction.
___________________________
(Signature)
___________________________
(Print Name)

[Signature page to Amended and Restated Limited Liability Company Agreement of Hiya Health Products, LLC]

By execution below, each of the undersigned agrees to the terms and provisions of this Agreement.
CLASS B MEMBER:
/s/ Kelene LeVeque
Kelene LeVeque

    Class B Units Issued in the Merger:

[***] total Class B Units:

SPOUSAL CONSENT (if applicable):
I, _________________, spouse of ___________ (“Spouse”), have read and approve of this Agreement, together with all exhibits and related agreements hereto and thereto and the transactions contemplated hereby and thereby. I hereby appoint Spouse as my attorney-in-fact to the exercise or waiver of any rights under this Spousal Consent and under this Agreement, and each other related agreement (as applicable), and agree to be bound by the provisions of such agreements, together with all exhibits hereto and thereto and transactions contemplated hereby and thereby insofar as I may have any rights herein or therein under the marital property laws in the state of our residence or any other applicable jurisdiction.
___________________________
(Signature)
___________________________
(Print Name)

[Signature page to Amended and Restated Limited Liability Company Agreement of Hiya Health Products, LLC]

By execution below, each of the undersigned agrees to the terms and provisions of this Agreement.
CLASS B MEMBER:
LH Family Investments LLC
By: /s/ Kelly J. Engel
Name: Kelly J. Engel
Title: Vice President

    Class B Units Issued in the Merger:

[***] total Class B Units:

SPOUSAL CONSENT (if applicable):
I, _________________, spouse of ___________ (“Spouse”), have read and approve of this Agreement, together with all exhibits and related agreements hereto and thereto and the transactions contemplated hereby and thereby. I hereby appoint Spouse as my attorney-in-fact to the exercise or waiver of any rights under this Spousal Consent and under this Agreement, and each other related agreement (as applicable), and agree to be bound by the provisions of such agreements, together with all exhibits hereto and thereto and transactions contemplated hereby and thereby insofar as I may have any rights herein or therein under the marital property laws in the state of our residence or any other applicable jurisdiction.
___________________________
(Signature)
___________________________
(Print Name)

[Signature page to Amended and Restated Limited Liability Company Agreement of Hiya Health Products, LLC]

By execution below, each of the undersigned agrees to the terms and provisions of this Agreement.
CLASS B MEMBER:
/s/ Matthew Bilinsky
Matthew Bilinsky

    Class B Units Issued in the Merger:

[***] total Class B Units:

SPOUSAL CONSENT (if applicable):
I, _________________, spouse of ___________ (“Spouse”), have read and approve of this Agreement, together with all exhibits and related agreements hereto and thereto and the transactions contemplated hereby and thereby. I hereby appoint Spouse as my attorney-in-fact to the exercise or waiver of any rights under this Spousal Consent and under this Agreement, and each other related agreement (as applicable), and agree to be bound by the provisions of such agreements, together with all exhibits hereto and thereto and transactions contemplated hereby and thereby insofar as I may have any rights herein or therein under the marital property laws in the state of our residence or any other applicable jurisdiction.
___________________________
(Signature)
___________________________
(Print Name)

[Signature page to Amended and Restated Limited Liability Company Agreement of Hiya Health Products, LLC]

By execution below, each of the undersigned agrees to the terms and provisions of this Agreement.
CLASS B MEMBER:
/s/ Nicholas Green
Nicholas Green

    Class B Units Issued in the Merger:

[***] total Class B Units:

SPOUSAL CONSENT (if applicable):
I, _________________, spouse of ___________ (“Spouse”), have read and approve of this Agreement, together with all exhibits and related agreements hereto and thereto and the transactions contemplated hereby and thereby. I hereby appoint Spouse as my attorney-in-fact to the exercise or waiver of any rights under this Spousal Consent and under this Agreement, and each other related agreement (as applicable), and agree to be bound by the provisions of such agreements, together with all exhibits hereto and thereto and transactions contemplated hereby and thereby insofar as I may have any rights herein or therein under the marital property laws in the state of our residence or any other applicable jurisdiction.
___________________________
(Signature)
___________________________
(Print Name)

[Signature page to Amended and Restated Limited Liability Company Agreement of Hiya Health Products, LLC]

By execution below, each of the undersigned agrees to the terms and provisions of this Agreement.
CLASS B MEMBER:
Rogue Trading LLC

By: /s/ Raaja Nemani
Name: Raaja Nemani
Title: Authorized Party

    Class B Units Issued in the Merger:

[***] total Class B Units:

SPOUSAL CONSENT (if applicable):
I, _________________, spouse of ___________ (“Spouse”), have read and approve of this Agreement, together with all exhibits and related agreements hereto and thereto and the transactions contemplated hereby and thereby. I hereby appoint Spouse as my attorney-in-fact to the exercise or waiver of any rights under this Spousal Consent and under this Agreement, and each other related agreement (as applicable), and agree to be bound by the provisions of such agreements, together with all exhibits hereto and thereto and transactions contemplated hereby and thereby insofar as I may have any rights herein or therein under the marital property laws in the state of our residence or any other applicable jurisdiction.
___________________________
(Signature)
___________________________
(Print Name)

[Signature page to Amended and Restated Limited Liability Company Agreement of Hiya Health Products, LLC]

By execution below, each of the undersigned agrees to the terms and provisions of this Agreement.
CLASS B MEMBER:
/s/ Sandeep Kella
Sandeep Kella

    Class B Units Issued in the Merger:

[***] total Class B Units:

SPOUSAL CONSENT (if applicable):
I, Gunjan Kella, spouse of Sandeep Kella (“Spouse”), have read and approve of this Agreement, together with all exhibits and related agreements hereto and thereto and the transactions contemplated hereby and thereby. I hereby appoint Spouse as my attorney-in-fact to the exercise or waiver of any rights under this Spousal Consent and under this Agreement, and each other related agreement (as applicable), and agree to be bound by the provisions of such agreements, together with all exhibits hereto and thereto and transactions contemplated hereby and thereby insofar as I may have any rights herein or therein under the marital property laws in the state of our residence or any other applicable jurisdiction.
/s/ Gunjan Kella
(Signature)
Gunjan Kella
(Print Name)

[Signature page to Amended and Restated Limited Liability Company Agreement of Hiya Health Products, LLC]

By execution below, each of the undersigned agrees to the terms and provisions of this Agreement.
CLASS B MEMBER:
/s/ Shawn E. Matian
Shawn E. Matian

    Class B Units Issued in the Merger:

[***] total Class B Units:

SPOUSAL CONSENT (if applicable):
I, Sepideh Rabi, spouse of Shawn E. Matian (“Spouse”), have read and approve of this Agreement, together with all exhibits and related agreements hereto and thereto and the transactions contemplated hereby and thereby. I hereby appoint Spouse as my attorney-in-fact to the exercise or waiver of any rights under this Spousal Consent and under this Agreement, and each other related agreement (as applicable), and agree to be bound by the provisions of such agreements, together with all exhibits hereto and thereto and transactions contemplated hereby and thereby insofar as I may have any rights herein or therein under the marital property laws in the state of our residence or any other applicable jurisdiction.
/s/ Sepideh Rabi
(Signature)
Sepideh Rabi
(Print Name)

[Signature page to Amended and Restated Limited Liability Company Agreement of Hiya Health Products, LLC]

By execution below, each of the undersigned agrees to the terms and provisions of this Agreement.
CLASS B MEMBER:
SS3H Ventures LLC
By: /s/ Kelly J. Engel
Name: Kelly J. Engel
Title: Manager

    Class B Units Issued in the Merger:

[***] total Class B Units:

SPOUSAL CONSENT (if applicable):
I, _________________, spouse of ___________ (“Spouse”), have read and approve of this Agreement, together with all exhibits and related agreements hereto and thereto and the transactions contemplated hereby and thereby. I hereby appoint Spouse as my attorney-in-fact to the exercise or waiver of any rights under this Spousal Consent and under this Agreement, and each other related agreement (as applicable), and agree to be bound by the provisions of such agreements, together with all exhibits hereto and thereto and transactions contemplated hereby and thereby insofar as I may have any rights herein or therein under the marital property laws in the state of our residence or any other applicable jurisdiction.
___________________________
(Signature)
___________________________
(Print Name)

[Signature page to Amended and Restated Limited Liability Company Agreement of Hiya Health Products, LLC]

By execution below, each of the undersigned agrees to the terms and provisions of this Agreement.
CLASS B MEMBER:
/s/ Stacey Renee Heuser
Stacey Renee Heuser

    Class B Units Issued in the Merger:

[***] total Class B Units:

SPOUSAL CONSENT (if applicable):
I, Kenneth Evan Heuser, spouse of Stacey Renee Heuser (“Spouse”), have read and approve of this Agreement, together with all exhibits and related agreements hereto and thereto and the transactions contemplated hereby and thereby. I hereby appoint Spouse as my attorney-in-fact to the exercise or waiver of any rights under this Spousal Consent and under this Agreement, and each other related agreement (as applicable), and agree to be bound by the provisions of such agreements, together with all exhibits hereto and thereto and transactions contemplated hereby and thereby insofar as I may have any rights herein or therein under the marital property laws in the state of our residence or any other applicable jurisdiction.
/s/ Kenneth Evan Heuser
(Signature)
Kenneth Evan Heuser
(Print Name)

[Signature page to Amended and Restated Limited Liability Company Agreement of Hiya Health Products, LLC]

By execution below, each of the undersigned agrees to the terms and provisions of this Agreement.
CLASS B MEMBER:
The Palmer Trust
By: /s/ Andrew Palmer
Name: Andrew Palmer
Title: Co-Trustee

    Class B Units Issued in the Merger:

[***] total Class B Units:

SPOUSAL CONSENT (if applicable):
I, _________________, spouse of ___________ (“Spouse”), have read and approve of this Agreement, together with all exhibits and related agreements hereto and thereto and the transactions contemplated hereby and thereby. I hereby appoint Spouse as my attorney-in-fact to the exercise or waiver of any rights under this Spousal Consent and under this Agreement, and each other related agreement (as applicable), and agree to be bound by the provisions of such agreements, together with all exhibits hereto and thereto and transactions contemplated hereby and thereby insofar as I may have any rights herein or therein under the marital property laws in the state of our residence or any other applicable jurisdiction.
___________________________
(Signature)
___________________________
(Print Name)

[Signature page to Amended and Restated Limited Liability Company Agreement of Hiya Health Products, LLC]

By execution below, each of the undersigned agrees to the terms and provisions of this Agreement.
CLASS B MEMBER:
/s/ Zachary J. Cohen
Zachary J. Cohen

    Class B Units Issued in the Merger:

[***] total Class B Units:

SPOUSAL CONSENT (if applicable):
I, _________________, spouse of ___________ (“Spouse”), have read and approve of this Agreement, together with all exhibits and related agreements hereto and thereto and the transactions contemplated hereby and thereby. I hereby appoint Spouse as my attorney-in-fact to the exercise or waiver of any rights under this Spousal Consent and under this Agreement, and each other related agreement (as applicable), and agree to be bound by the provisions of such agreements, together with all exhibits hereto and thereto and transactions contemplated hereby and thereby insofar as I may have any rights herein or therein under the marital property laws in the state of our residence or any other applicable jurisdiction.
___________________________
(Signature)
___________________________
(Print Name)

[Signature page to Amended and Restated Limited Liability Company Agreement of Hiya Health Products, LLC]

By execution below, each of the undersigned agrees to the terms and provisions of this Agreement.
CLASS B UNITHOLDER REPRESENTATIVE:
By: /s/ Adam Gillman
Name: Adam Gillman

[Signature page to Amended and Restated Limited Liability Company Agreement of Hiya Health Products, LLC]

Schedule 12.2(a)
For purposes of this Schedule 12.2(a), the following terms shall have the following meanings:
•“Adjusted EBITDA” means, with respect to an applicable twelve-month period, an amount equal to (a) the Net Income of the Company for such period (such amount with respect to such period, the “Company Net Income”) plus (b) the following (without duplication) to the extent deducted in calculating such Company Net Income for such period: (i) the sum of (A) all interest, premium payments, debt discount, fees, charges and related expenses in connection with borrowed money (excluding capitalized interest), in each case, to the extent treated as interest in accordance with GAAP and (B) the portion of rent expense of the Company for such period under capital leases that is treated as interest in accordance with GAAP, (ii) the provision for federal, state, local and foreign income taxes payable by the Company for such period, and (iii) the amount of depreciation, depletion and amortization expense deducted in determining such Company Net Income, minus (c) the following (without duplication) to the extent such amounts are included in the calculation of Company Net Income for such period: the sum of (i) all interest income, and (ii) any gains on federal, state, local and foreign income taxes, in each case of clauses (a) through (c) of this definition, calculated in accordance with the provisions and adjustments set forth in this Schedule 12.2(a). Notwithstanding the foregoing, if the Adjusted EBITDA for an applicable twelve-month period is equal to or less than $0.00 for such period, the Adjusted EBITDA for purposes of Section 12 of the Agreement for such twelve-month period shall be deemed to be $1.00.
•“Affiliate” has the meaning set forth in the Agreement.
•“GAAP” means generally accepted accounting principles in the United States set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession) including, without limitation, the FASB Accounting Standards Codification.
•“Merger Agreement” has the meaning set forth in the Agreement.
•“USANA” means USANA Health Sciences, Inc., a Utah corporation.
For purposes of calculating Adjusted EBITDA and Company Net Income, the following provisions shall apply:
•The term “Net Income” and all other accounting terms set forth in this Schedule 12.2(a) shall be construed in conformity with GAAP applied in a manner consistent with the accounting principles, practices, procedures, policies and methods, classifications, judgments, inclusions, exclusions and methodologies, conventions, categorizations, definitions, elections, assumptions and estimation and valuation techniques applied and used in the preparation of USANA’s audited financial statements, except as otherwise specifically prescribed on this Schedule 12.2(a).
•Any costs directly or indirectly incurred by USANA or any of its Affiliates on behalf of, with respect to or for the benefit of, the Company or the business or operations of the Company (any of the foregoing, the “Company Business”) or the Company Service Providers, will be deducted from, and will reduce, Company Net Income and Adjusted EBITDA, which costs may include, by way of example and not limitation, the following: (A) an allocable share of the cost of any financing, accounting, legal, administrative or product development services provided by USANA or any of its Affiliates to the Company or on behalf of, with respect to or for the benefit of, the Company Business or the Company Service Providers, and (B) an allocated share of any out-of-pocket costs for products or services purchased or procured by USANA or any of its Affiliates from third parties on behalf of, with respect to or for the benefit of, the Company or the Company Business or the Company Service Providers, such as public company reporting and compliance costs, audit fees and insurance costs.
•The calculation of Adjusted EBITDA will exclude (A) any legal, audit, accounting or other advisory fees to the extent such amounts constitute “Transaction Expenses” (as defined in the Merger Agreement) that are set forth on the Closing Statement (as defined in the Merger Agreement) as Transaction Expenses and reduce the amount of the Estimated Closing Cash Merger Consideration (as defined in the Merger Agreement) and (B) any amounts incurred by USANA to finance the Estimated Closing Cash Merger Consideration.
•Without limiting the foregoing, any costs of the Company that are approved or incurred by the officers or employees of the Company will be deducted from, and will reduce, Company Net Income and Adjusted EBITDA.

EXHIBIT A
FINAL ADJUSTED EBITDA REFERENCE AMOUNT

Final Adjusted EBITDA Refence Amount is equal to or greater than:	Final Adjusted EBITDA Reference Amount is less than:	Multiple

Final Adjusted EBITDA Reference Amount in the twelve-month period ended on December 31, 2027 or on December 31 in any prior year is:	$0.00	$45,300,000	7.0
	$45,300,000	$45,670,000	8.0
	$45,670,000	$46,040,000	8.1
	$46,040,000	$46,410,000	8.2
	$46,410,000	$46,780,000	8.3
	$46,780,000	$47,150,000	8.4
	$47,150,000	$47,520,000	8.5
	$47,520,000	$47,890,000	8.6
	$47,890,000	$48,260,000	8.7
	$48,260,000	$48,630,000	8.8
	$48,630,000	$49,000,000	8.9
	$49,000,000	$49,760,000	9.0
	$49,760,000	$50,520,000	9.1
	$50,520,000	$51,280,000	9.2
	$51,280,000	$52,040,000	9.3
	$52,040,000	$52,800,000	9.4
	$52,800,000	$53,560,000	9.5
	$53,560,000	$54,320,000	9.6
	$54,320,000	$55,080,000	9.7
	$55,080,000	$55,840,000	9.8
	$55,840,000	$56,600,000	9.9
	$56,600,000	$58,480,000	10.0
	$58,480,000	$60,360,000	10.0
	$60,360,000	$62,240,000	10.0
	$62,240,000	$64,120,000	10.0
	$64,120,000	$66,000,000	10.0
	$66,000,000	$67,880,000	10.0
	$67,880,000	$69,760,000	10.0
	$69,760,000	$71,640,000	10.0
	$71,640,000	$73,520,000	10.0
	$73,520,000	$75,400,000	10.0
	$75,400,000	--	11.0

provided, however, that in no event shall the Company Value Reference Amount exceed $1,250,000,000

Final Adjusted EBITDA Reference Amount in the twelve-month period ended on December 31, 2029 or on December 31 in any year thereafter	$0.00	$45,300,000	7.0
	$45,300,000	$45,670,000	8.0
	$45,670,000	$46,040,000	8.1
	$46,040,000	$46,410,000	8.2
	$46,410,000	$46,780,000	8.3
	$46,780,000	$47,150,000	8.4
	$47,150,000	$47,520,000	8.5
	$47,520,000	$47,890,000	8.6
	$47,890,000	$48,260,000	8.7
	$48,260,000	$48,630,000	8.8
	$48,630,000	$49,000,000	8.9
	$49,000,000	$49,760,000	9.0
	$49,760,000	$50,520,000	9.1
	$50,520,000	$51,280,000	9.2
	$51,280,000	$52,040,000	9.3
	$52,040,000	$52,800,000	9.4
	$52,800,000	$53,560,000	9.5
	$53,560,000	$54,320,000	9.6
	$54,320,000	$55,080,000	9.7
	$55,080,000	$55,840,000	9.8
	$55,840,000	$56,600,000	9.9
	$56,600,000	$60,890,000	10.0
	$60,890,000	$65,180,000	10.0
	$65,180,000	$69,470,000	10.0
	$69,470,000	$73,760,000	10.0
	$73,760,000	$78,050,000	10.0
	$78,050,000	$82,340,000	10.0
	$82,340,000	$86,630,000	10.0
	$86,630,000	$90,920,000	10.0
	$90,920,000	$95,210,000	10.0
	$95,210,000	$99,500,000	10.0
	$99,500,000	--	11

provided, however, that in no event shall the Company Value Reference Amount exceed $1,250,000,000.

EXHIBIT B
FORM OF PUT EXERCISE NOTICE

[Date]
A1.
A2.Strictly confidential

Hiya Health Products, LLC
[Address]
Attention: [●]
Email: [●]
A3.Re:    Project Karate – Put Option Election Notice
To Whom It May Concern:
Reference is hereby made to that certain Amended and Restated Limited Liability Company Agreement (as amended, the “A&R LLCA”) of Hiya Health Products, LLC, a Delaware limited liability company (the “Company”), dated as of [●], 2024, pursuant to which the Company has granted the Class B Unitholders (as defined in the A&R LLCA) an irrevocable option and right exercisable solely by the Requisite Class B Members (as defined in the A&R LLCA) to cause the Company to purchase and acquire or to cause its assigns to purchase and acquire, all of the outstanding Subject Class B Units (as defined in the A&R LLCA) owned of record or beneficially owned by such Class B Unitholder (the “Unit Purchase”) and all right, title and interest therein free and clear of all Liens, on the terms and conditions set forth in the A&R LLCA. Capitalized terms used but not otherwise defined herein shall have the meanings given such terms in the A&R LLCA. In accordance with Section 12.4 of the A&R LLCA, the undersigned, constituting the Requisite Class B Members, hereby irrevocably elect to exercise the Company’s right, evidenced by the A&R LLCA as follows.
•Pursuant to Section 12.4 of the A&R LLCA, the Requisite Class B Members hereby irrevocably elect as of the Effective Date to cause the Company (or, if elected by the Company, to cause its assign(s)) to repurchase the Subject Class B Units (such election, the “Put Right”); and
•Such purchase by the Company of the Put Units pursuant to the Put Right shall be based on a Purchase and Sale Agreement in the form attached to the A&R LLCA as Exhibit E and the exhibits thereto and the terms and conditions set forth in therein.

(Signature page follows)

IN WITNESS WHEREOF, the parties hereto have caused this Put Exercise Notice to be duly executed as of the date first written above.

REQUISITE CLASS B MEMBERS1:
                        [ENTITY MEMBER]

By:
Name:
Title:

[INDIVIDUAL MEMBER]

1 To be executed by the Requisite Class B Members.

EXHIBIT C
FORM OF CALL EXERCISE NOTICE

HIYA HEALTH PRODUCTS, LLC
[ADDRESS]

[Date]

A4.Strictly confidential
Class B Unitholder Representative
[Address]
Attention: [●]
Email: [●]
A5.Re:    Project Karate – Call Option Election Notice
To Whom It May Concern:
Reference is hereby made to that certain Amended and Restated Limited Liability Company Agreement (as amended, the “A&R LLCA”) of Hiya Health Products, LLC, a Delaware limited liability company (the “Company”), dated as of [●], 2024, pursuant to which each Class B Unitholder (as defined in the A&R LLCA) has granted the Company an irrevocable option and right to acquire or to cause its assigns to acquire, all of the outstanding Subject Class B Units (as defined in the A&R LLCA) owned of record or beneficially owned by such Class B Unitholder (the “Unit Purchase”) and all right, title and interest therein free and clear of all Liens, on the terms and conditions set forth in the A&R LLCA. Capitalized terms used but not otherwise defined herein shall have the meanings given such terms in the A&R LLCA. In accordance with Section 12.4 of the A&R LLCA the Company, hereby irrevocably elects to exercise the Company’s right, evidenced by the A&R LLCA as follows.
•Pursuant to Section 12.4 of the A&R LLCA, the Company hereby irrevocably elects as of the Effective Date to (or, if elected by the Company, cause its assign(s) to) repurchase the Subject Class B Units (such election, the “Call Right”); and
•Such purchase by the Company of the Subject Class B Units pursuant to the Call Right shall be based on a Purchase and Sale Agreement in the form attached to the A&R LLCA as Exhibit E and the exhibits thereto and the terms and conditions set forth in therein.

(Signature page follows)

IN WITNESS WHEREOF, the parties hereto have caused this Call Exercise Notice to be duly executed as of the date first written above.
HIYA HEALTH PRODUCTS, LLC2

Name:
Title:
Date:

2 To be approved by the Managers acting by Majority Consent, which will be obtained separately.

EXHIBIT D
FORM OF PURCHASE OPTION ELECTION NOTICE (WITHDRAWAL)

HIYA HEALTH PRODUCTS, LLC
[ADDRESS]

[Date]

Strictly confidential

Class B Member
[Address]
Attention: [●]
Email: [●]

Re:    Project Karate – Purchase Option Election Notice (Class B Member Withdrawal)

To Whom It May Concern:
Reference is hereby made to that certain Amended and Restated Limited Liability Company Agreement (as amended, the “A&R LLCA”) of Hiya Health Products, LLC, a Delaware limited liability company (the “Company”), dated as of [●], 2024, pursuant to which each Class B Unitholder (as defined in the A&R LLCA) has granted the Company an option and right to acquire or to cause its assigns to acquire, all of the outstanding Subject Withdrawal Units (as defined in the A&R LLCA) owned of record or beneficially owned by such Class B Unitholder (the “Unit Purchase”) and all right, title and interest therein free and clear of all Liens, on the terms and conditions set forth in the A&R LLCA. Capitalized terms used but not otherwise defined herein shall have the meanings given such terms in the A&R LLCA. In accordance with Section 10.5(a) of the A&R LLCA the Company, hereby irrevocably elects to exercise the Company’s right, evidenced by the A&R LLCA as follows.
•Pursuant to Section 10.5(a) of the A&R LLCA and the approval of the Managers acting by Majority Consent, the Company hereby elects as of the Effective Date (or, if elected by the Company, to cause its assign(s)) to repurchase [NUMBER] Subject Withdrawal Units (such election, the “Purchase Option”); and
•Such purchase by the Company of the Subject Withdrawal Units pursuant to the Purchase Option shall be based on a Purchase and Sale Agreement in the form attached to the A&R LLCA as Exhibit E and the exhibits thereto and the terms and conditions set forth in therein.
(Signature page follows)

IN WITNESS WHEREOF, the parties hereto have caused this Call Exercise Notice to be duly executed as of the date first written above.
HIYA HEALTH PRODUCTS, LLC3

Name:
Title:
Date:

3 To be approved by the Managers acting by Majority Consent, which will be obtained separately.

EXHIBIT E
FORM OF PURCHASE AND SALE AGREEMENT

HIYA HEALTH PRODUCTS, LLC
PURCHASE AND SALE AGREEMENT4
This Purchase and Sale Agreement (this “Agreement”) is made as of [ ], by and among Hiya Health Products, LLC, a Delaware limited liability company (the “Company”), and each of [ ] and [ ] (the “Sellers”5 and together with the Company, the “Parties”). Capitalized terms not defined herein shall have the meanings set forth in that certain Amended and Restated Limited Liability Company Agreement of the Company, dated as of [ ], by and among the Company, the Sellers and the other parties thereto (as has been amended, the “A&R LLCA”).
RECITALS
[PUT RIGHT]
WHEREAS, pursuant to the A&R LLCA, the Company granted the Sellers the Put Right exercisable by the Requisite Class B Members to cause the Company (or, if elected by the Company, its assign(s)) to purchase [all / a portion] of the Class B Units held by the Sellers.
WHEREAS, the Requisite Class B Members submitted a Notice of Exercise of Put Option on [ ] (the “Notice Date”) notifying the Company of its intention to exercise its Put Right as to an aggregate of [  ] Class B Units (the “Subject Class B Units”).
WHEREAS, the Sellers desire to sell to the Company, and the Company desires to purchase from the Sellers, the Subject Class B Units (such purchases, the “Purchases”) in accordance with the terms of this Agreement.
[CALL RIGHT]
WHEREAS, pursuant to the A&R LLCA, the Sellers granted the Company the Call Right exercisable by the Managers acting by Majority Consent to cause the Requisite Class B Members to sell [all / a portion] of the Class B Units held by the Sellers.
WHEREAS, the Company submitted a Notice of Exercise of Call Option on [ ] (the “Notice Date”) notifying the Sellers of its intention to exercise its Call Right as to an aggregate of [ ] Class B Units (the “Subject Class B Units”).
WHEREAS, the Sellers desire to sell to the Company, and the Company desires to purchase from the Sellers, the Subject Class B Units (such purchases, the “Purchases”) in accordance with the terms of this Agreement.
AGREEMENT
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged by the Parties, the Parties agree as follows:
A1.
PURCHASE OF THE UNITS
(a)Purchase of Units. At the Closing (as defined below), the Sellers shall sell, assign, transfer, deliver and convey and the Company shall purchase the Subject Class B Units free and clear of
4 To be updated if purchaser is assignee of Company.
5 Tailor entire agreement to reflect sale by one Seller if Company is exercising call right under Section 10 of the A&R LLCA.

any and all Liens at the Per Unit Purchase Price of $[___] for the aggregate purchase price of $[___] (the “Purchase Price”), payable in [cash]6, as follows; provided, however that the Purchase Price shall be reduced by any tax or other amounts required to be withheld by the Company under applicable Law:

Seller	Number of Class B Units	Purchase Price
[ ]	[ ]	[ ]
[ ]	[ ]	[ ]
[ ]	[ ]	[ ]
Total	[ ]	[ ]

(b)Closing. The closing of the Purchases will take place on the date of this Agreement or on a date to be mutually agreed to in writing by the parties following the date hereof (which place and date are referred to as the “Closing”). At the Closing, upon satisfaction or waiver of the conditions set forth in this Agreement, the Company shall pay each Seller the amount of the Purchase Price set forth in Section 1 in cash or promissory notes.
A2.
CONDITIONS TO CLOSING
(a)Obligations of the Company. The obligations of the Company to effect the Purchases are subject to:
(i)each of the representations and warranties of the Sellers contained in Section 3 being true and correct in all respects on and as of the date hereof, and on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing;
(ii)the Sellers having performed and complied in all respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Sellers, and that this Agreement becomes effective, on or before the Closing; and
(iii)the Sellers shall have delivered to the Company properly completed and executed Internal Revenue Service Form W-9s.
(b)Obligations of the Sellers. The obligations of each Seller to effect the Purchases are subject to:
(i)each of the representations and warranties of the Company contained in Section 4 being true and correct in all respects on and as of the date hereof, and on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing; and
(ii)the Company having performed and complied in all respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it, and that this Agreement becomes effective, on or before the Closing.
A3.
REPRESENTATIONS OF THE SELLERS
Each Seller hereby severally and not jointly represents and warrants to, and agrees with and covenants to, the Company, as of the date hereof, and as of the Closing that:
6 Note to Draft: If agreement is for a repurchase under Article 10 this could be a promissory note.

(a)Disclosure of Information. Such Seller understands that in connection with an initial public offering, a sale of the Company, or other transactions, the Subject Class B Units may have a higher value in the future than the Purchase Price, and that by selling the Subject Class B Units for the Purchase Price, such Seller will lose the ability to participate in any future appreciation in the value of the Subject Class B Units. Such Seller agrees that neither the Company nor any of its officers, managers, directors, members, employees or agents has made any representation to that Seller (a) in connection with the sale of the Subject Class B Units under this Agreement which is not contained in this Agreement; or (b) concerning the current or future value of the Subject Class B Units. Such Seller has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of this Agreement and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to that Seller or to which that Seller had access. Such Seller has received or has had full access to all the information that such Seller considers necessary or appropriate to make an informed investment decision with respect to the sale of the Subject Class B Units under this Agreement. Such Seller acknowledges that the Company is entering into this Agreement in reliance upon the Seller’s representations and warranties in this Agreement.
(b)Investment Experience. Such Seller has a preexisting personal or business relationship with the Company or certain of its officers, managers and directors of a nature and duration sufficient to make such Seller aware of the character, business acumen and general business and financial circumstances of the Company and those officers, managers and directors. Such Seller acknowledges that such Seller is able to fend for itself and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the transactions contemplated by this Agreement and protecting its own interests in connection therewith.
(c)Due Authorization. All action on the part of such Seller necessary for the execution and delivery of this Agreement and the performance of all obligations of such Seller hereunder has been taken, and this Agreement constitutes a valid and legally binding obligation of the Seller, enforceable in accordance with its terms, subject to (a) applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application limiting enforcement of creditors’ rights generally and (b) the availability of equitable remedies. Such Seller has full capacity, power and right and authority to sell, assign, transfer, convey and deliver such Subject Class B Units to the Company as contemplated by this Agreement.
(d)Ownership of Subject Class B Units. Such Seller is the record and beneficial owner of—and has valid title to—the Subject Class B Units, and the Subject Class B Units are—and will at all times through the Closing be—free of any liens, claims, security interests or other encumbrances. Such Seller has not sold, assigned or otherwise transferred to any third party any of the Seller’s right, title or interest in or to any of the Subject Class B Units. Upon the consummation of the Closing, the Company will receive good title to such Subject Class B Units, subject to no liens retained, granted or permitted by such Seller.
(e)Counsel. Such Seller has had the opportunity to review this Agreement, the documents referred to herein and the transactions contemplated by this Agreement with such Seller’s own legal counsel. Except as set forth in this Agreement, such Seller is relying solely on such Seller’s legal counsel and not on any statements or representations of the Company, any of the Company’s agents or counsel to the Company, for legal advice with respect to this Agreement and any transaction contemplated hereby, including, without limitation, the Purchase.
(f)No Conflicts and Consents. The execution and delivery of this Agreement, and the performance of the obligations of such Seller hereunder do not and will not (a) violate, conflict with or result in the breach of any of the terms of, constitute a default under, result in any modification of, accelerate or permit the acceleration of the performance required by, otherwise give any other contracting party the right to terminate, or give rise to the loss of any benefit under, in each case with or without notice or lapse of time or both, any agreement, instrument, license or contract to which such Seller is a party, or by or to which any Seller or any assets or properties of that Seller, may be subject; (b) violate any writ, ruling, order, directive, judgment or decree of any court, arbitrator or governmental agency or authority; or (c) violate any applicable law, rule, regulation or ordinance. No consent, approval, order, or authorization of, and no registration, qualification, designation, declaration, or filing of or with any government authority or third party is required in connection with such Seller’s sale of the Subject Class B Units to the Company or with the consummation of the transactions contemplated by this Agreement.

(g)No Legal, Tax, or Investment Advice. Such Seller has had an opportunity to review the United States federal, state, local and foreign, tax consequences of the Seller’s sale of the Subject Class B Units to the Company. Such Seller understands that nothing in this Agreement or in any other materials presented to such Seller in connection with the Company’s purchase of the Subject Class B Units or the Seller’s other agreements under this Agreement constitutes legal, tax or investment advice. Such Seller has consulted such legal, tax and investment advisors as the Seller, in the Seller’s sole discretion, has deemed necessary or appropriate in connection with the sale of the Subject Class B Units under this Agreement. SUCH SELLER ACKNOWLEDGES THAT SUCH SELLER WILL BE RESPONSIBLE FOR SUCH SELLER’S OWN TAX LIABILITY THAT MAY ARISE AS A RESULT OF SUCH SELLER’S SALE OF THE SUBJECT CLASS B UNITS TO THE COMPANY AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.
(h)Sophisticated Seller. Such Seller acknowledges that (a) the Company currently may have, and later may come into possession of, information with respect to the Company that is not currently in existence, is not known to such Seller, and that may be material to a decision to sell the Subject Class B Units (“Seller Excluded Information”), (b) such Seller has determined to sell the Subject Class B Units notwithstanding its lack of knowledge of the Seller Excluded Information, and (c) the Company and its affiliates shall have no liability to such Seller, and such Seller waives and releases any claims that it might have against the Company or its affiliates whether under applicable securities laws or otherwise, with respect to the nondisclosure of the Seller Excluded Information in connection with the sale of the Subject Class B Units and the transactions contemplated by this Agreement. Such Seller understands that the Company and its affiliates will rely on the accuracy and truth of the foregoing representations, and such Seller hereby consents to such reliance.
A4.
REPRESENTATIONS OF THE COMPANY
(a)The Company hereby represents and warrants to, and agrees with and covenants to, each Seller, as of the date hereof, and as of the Closing that:
(a)Due Authorization. All action on the part of the Company necessary for the execution and delivery of this Agreement and the performance of all obligations of the Company hereunder has been taken, and this Agreement constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject to (a) applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application limiting enforcement of creditors’ rights generally and (b) the availability of equitable remedies and funds legally available to effect the Purchase. The Company has full capacity, power and right and authority to purchase such Subject Class B Units from each Seller as contemplated by this Agreement.
(b)Counsel. The Company has had the opportunity to review this Agreement, the documents referred to herein and the transactions contemplated by this Agreement with the Company’s own legal counsel. The Company is relying solely on the Company’s legal counsel and not on any statements or representations of the Sellers, or any of the Sellers’ agents or counsel to the Sellers, for legal advice with respect to this Agreement or any transaction contemplated hereby, including, without limitation, the Purchase.
(c)No Conflicts and Consents. The execution and delivery of this Agreement, and the performance of the obligations of the Company hereunder do not and will not (a) violate, conflict with or result in the breach of any of the terms of, constitute a default under, result in any modification of, accelerate or permit the acceleration of the performance required by, otherwise give any other contracting party the right to terminate, or give rise to the loss of any benefit under, in each case with or without notice or lapse of time or both, any agreement, instrument, license or contract to which the Company is a party or by or to which the Company or any assets or properties of the Company, may be subject; (b) violate any writ, ruling, order, directive, judgment or decree of any court, arbitrator or governmental agency or authority; or (c) violate any applicable law, rule, regulation or ordinance. No consent, approval, order, or authorization of, and no registration, qualification, designation, declaration, or filing of or with any government authority or third party is required in connection with the Company’s purchase of the Subject Class B Units from each Seller or with the consummation of the transactions contemplated by this Agreement.

A5.
INDEMNIFICATION; RELEASE
(a)Survival as to the Sellers. The representations and warranties of the Sellers contained in or made pursuant to this Agreement shall survive for a period of two years following the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Company. The covenants of the Seller contained in or made pursuant to this Agreement shall survive indefinitely.
(b)Survival as to the Company. The representations, warranties and covenants of the Company contained in or made pursuant to this Agreement shall survive for a period of two years after the Closing.
(c)Indemnification. Each Seller hereby agrees that it shall indemnify and hold harmless the Company, its affiliates, subsidiaries (direct and indirect), directors, managers, officers, members, employees, agents, lenders (and agents related thereto) and representatives (each, an “Indemnified Party”) against any losses, claims, damages or liabilities to which an Indemnified Party may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any breach of any of the representations, warranties or agreements made by such Seller in this Agreement.
(d)Release of Claims. Effective as of the date hereof, each Seller, on behalf of such Seller and each of such Seller’s affiliates, agents, trustees, beneficiaries, directors, managers, officers, subsidiaries, estates, successors, assigns, members and partners (each a “Releasor”), fully, finally, and forever waives, releases, relinquishes, and discharges all claims (including but not limited to Unknown Claims (as defined below)), demands, losses, rights, and causes of action of any nature whatsoever, that have been or could in the future be asserted in any forum, whether foreign or domestic, whether arising under federal, state, common, or foreign law, by the Releasor whether brought directly or indirectly against the Company or any of its officers, directors, managers, members, employees, affiliates, contractors, consultants, auditors, accountants, financial advisors, professional advisors, attorneys, investment bankers, representatives, insurers, trustees, trustors, agents, attorneys, professionals, predecessors, successors, assigns, heirs, executors, or administrators (the “Released Parties”), arising out of, based on, or relating in any way to any transaction with the Company that has occurred up until and including the date hereof, including, without limitation, any claim, demand, cause of action, obligation, debt and liability arising out of or relating to an investment in, holding or ownership of, and the sale or disposition of the Subject Class B Units (collectively, “Claims”); provided, however, that nothing in this release is intended, nor shall be construed, to release any Claims (a) based on or arising from fraud by the Released Parties, (b) arising out of any agreement or transaction entered into by any of the Parties after the date hereof or (c) arising from rights of the Releasor pursuant to this Agreement for full and complete payment for the Subject Class B Units. Each of the Releasors hereby irrevocably agrees to refrain from directly or indirectly asserting any claim or demand or commencing (or causing to be commenced) any suit, action or proceeding of any kind, in any court or before any tribunal, against any Released Party based upon any and all Claims. The Released Parties are intended third-party beneficiaries of this Section 5.4 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.
“Unknown Claims” means any and all claims of every nature and description against the Released Parties which a Releasor does not know or suspect to exist in its favor at the time of this release including, without limitation, those which, if known by such Releasor might have affected its decision to enter into this Agreement or provide the releases. With respect to any and all such released claims, such Releasor stipulates and agrees that he shall expressly waive any and all provisions, rights, and benefits conferred by any law of any state or territory of the United States, or principle of common law, which is similar, comparable, or equivalent to Cal. Civ. Code § 1542, which provides:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASING PARTY.

A6.
MISCELLANEOUS
(a)Notices. Except as otherwise provided herein, any notice, demand, or communication required or permitted to be given to any Party by any provision of this Agreement shall be deemed to have been sufficiently given or served for all purposes if (a) delivered personally to such Party, as applicable, (b) sent by such Party as applicable, to the applicable e-mail address set forth on the signature page hereto or (c) sent by registered or certified mail, postage prepaid, addressed to such Party at the applicable address set forth on the signature page hereto, as applicable. Except as otherwise provided herein, any such notice shall be deemed to be given on (i) the date on which the same was personally delivered, (ii) if sent via electronic mail, on the earlier of (1) the time sent (unless such Person previously elected via notice to the sender to render this clause (1) inapplicable to such Person); and (2) the time when actually received and opened by such Person; or (iii) if sent by registered or certified mail, on the seventh day after such notice was deposited in the United States mail addressed as aforesaid.
(b)Governing Law. This Agreement and the rights of the parties hereunder will be governed by, interpreted, and enforced in accordance with the laws of the State of Delaware, without regard to its choice of law provisions.
(c)Entire Agreement; Amendments. This Agreement constitutes the entire agreement among the Company and the Sellers concerning the matters set forth herein. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the Company and the Class B Unitholder Representative. If any conflict exists between the provisions of this Agreement and the provisions of any oral or prior agreement among the Company and the Sellers or any of them, the provisions of this Agreement shall prevail.
(d)Additional Documents and Acts. The Sellers and the Company agree to execute and deliver such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions and conditions of this Agreement and the transactions contemplated hereby.
(e)Headings. The headings in this Agreement are inserted for convenience only and are in no way intended to describe, interpret, define, or limit the scope, extent, or intent of this Agreement or any provision hereof.
(f)Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under the present or future laws effective during the term of this Agreement, such provision will be fully severable and the remaining provisions of this Agreement will remain in full force and effect.
(g)Transfers.
(i)The Sellers shall not sell, assign, transfer, hypothecate, pledge or otherwise encumber, in any manner, this Agreement. Any attempt to sell, assign, transfer, hypothecate, pledge or otherwise encumber this Agreement and any levy of execution, attachment, or similar process on such securities or property shall be null and void. The Sellers shall not assign their right, title and interest in this Agreement, in whole or in part, without the prior written consent of the Company.
(ii)The Company may assign, transfer, hypothecate, pledge or otherwise encumber, this Agreement, or right, title and interest in this Agreement, in whole or in part, without the prior written consent of Sellers or any other person.
(h)Heirs, Successors, and Assigns. Each and all of the covenants, terms, provisions, and agreements herein contained shall be binding upon and inure to the benefit of the parties hereto and the parties’ respective heirs, legal representatives, successors and permitted assigns.
(i)Preparation of Document/Independent Counsel. Each Party acknowledges that such Party has had the opportunity to review this Agreement with independent legal counsel. Consequently,

no provision of this Agreement shall be construed against any Party on the grounds that such Party drafted the provision or caused it to be drafted.
(j)Section. Except to the extent provided to the contrary, references to the terms “Section,” mean to the corresponding Sections attached to or referred to in this Agreement.
(k)Venue. Any dispute relating hereto shall be heard solely and exclusively in the state or federal courts of Delaware, and the Parties consent to and agree to jurisdiction and venue therein and not to contest jurisdiction or move for forum non conveniens or otherwise dispute the forum. Notwithstanding the foregoing, any Person may bring an action (a) to enforce a judgment or order from a state or federal court of Delaware in any court with jurisdiction over the Person against whom such judgment or order is being enforced and (b) for specific performance or injunctive relief in any court with jurisdiction over the Person against whom such equitable relief is sought.
(l)MUTUAL WAIVER OF JURY TRIAL. EACH PARTY TO THIS AGREEMENT HEREBY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE BETWEEN OR AMONG ANY OF THE PARTIES HERETO, WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY AND/OR THE RELATIONSHIP ESTABLISHED AMONG THE PARTIES HEREUNDER. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY BENCH TRIAL WITHOUT A JURY AND THAT THE PARTIES TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.
(m)Counterparts; Electronic Signature. This Agreement may be executed in one or more counterparts each of which shall for all purposes be deemed an original, and all of such counterparts, taken together, shall constitute one and the same Agreement. Delivery of an executed counterpart of this Agreement by facsimile or electronic transmission shall be equally as effective as delivery of an original executed counterpart of this Agreement.
(n)Performance, Breach and Remedies. Except as otherwise specifically provided in this Agreement, the remedies set forth in this Agreement are cumulative and shall not exclude any other remedies to which a Person may be lawfully entitled. The parties each acknowledge that, in view of the uniqueness of the transactions contemplated by this Agreement, each party may not have an adequate remedy at law for money damages in the event that this Agreement has not been performed in accordance with its terms, and, therefore, agrees that the other party shall be entitled to specific enforcement of the terms hereof in addition to any other remedy to which it may be entitled, at law or in equity, without any requirement for posting a bond. Each party agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that the other party has an adequate remedy at law, on the basis that any award of specific performance is not an appropriate remedy for any reason at law or in equity or on the basis that the other party has breached this Agreement in any respect.
(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

COMPANY:
HIYA HEALTH PRODUCTS, LLC
Signature:
Print Name:
Print Title:
Address:
Email:

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.
SELLERS:
[SELLER]
Signature:
Print Name:
Print Title:
Address:
Email:

APPENDIX 1
SPECIAL TAX AND ACCOUNTING PROVISION
A1.Accounting Definitions. The following terms, which are used predominantly in this Appendix 1, shall have the meanings set forth below for all purposes under this Agreement.
(a)“Adjusted Capital Account Balance” means, with respect to any Unitholder, the balance of such Unitholder’s Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments:
(i)credit to such Capital Account any amounts which such Unitholder is obligated to restore pursuant to this Agreement or as determined pursuant to Regulations Section 1.704-1(b)(2)(ii)(c), or is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and
(ii)debit to such Capital Account the items described in clauses (4), (5) and (6) of Regulations Section 1.704-1(b)(2)(ii)(d).
The foregoing definition of Adjusted Capital Account Balance is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.
(b)“Capital Account” means, with respect to any Unitholder, the Capital Account maintained for such Person in accordance with the following provisions:
(i)To each such Person’s Capital Account, there shall be credited the amount of money and the initial Gross Asset Value of such Person’s Capital Contributions as determined by the Managers, such Person’s distributive share of Profits and any items in the nature of income or gain that are specially allocated pursuant to Sections A2 and A3, and the amount of any Company liabilities assumed by such Person.
(ii)To each such Person’s Capital Account there shall be debited the amount of cash and the Gross Asset Value of any Company assets Distributions to such Person pursuant to any provision of this Agreement as determined by the Managers, such Person’s distributive share of Losses, and any items in the nature of expenses or losses that are specially allocated pursuant to Sections A2 and A3, and the amount of any liabilities of such Person assumed by the Company.
(iii)In the event any Units are Transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the Transferred Units.
(iv)Section 752(c) of the Code shall be applied in determining the amount of any liabilities taken into account for purposes of this definition of “Capital Account.”
(v)The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Sections 1.704-1(b) and 1.704-2 and shall be interpreted and applied in a manner consistent with such Regulations. The Managers may modify the manner of computing the Capital Accounts or any debits or credits thereto (including debits or credits relating to liabilities that are secured by contributions or Distributions of property or that are assumed by the Company or any Unitholder) in order to comply with such Regulations, provided that any such modification is not likely to have a material effect on the amounts distributable to any Unitholder pursuant to Section 13.2 upon the dissolution of the Company. Without limiting the generality of the preceding sentence, the Managers shall make any adjustments that are necessary or appropriate to maintain equality between the aggregate sum of the Capital Accounts and the amount of capital reflected on the balance sheet of the Company, as determined for book purposes in accordance with Regulations Section 1.704-1(b)(2)(iv)(g). The Managers shall also make any appropriate modifications if unanticipated events (for example, the availability of investment tax credits) might otherwise cause this Agreement not to comply with Regulations Section 1.704-1(b).
(c)“Company Minimum Gain” has the same meaning as the term “partnership minimum gain” under Regulations Section 1.704-2(d).
(d)“Depreciation” means, for each Fiscal Year or other period, an amount equal to the depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such year or other period, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount that bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis; provided, however, that if such depreciation, amortization or other cost recovery deductions with respect to any such asset for federal income tax purposes is zero for any Fiscal Year, Depreciation shall be determined with reference to the asset’s Gross Asset Value at the beginning of such year using any reasonable method selected by the Managers.
(e)“Gross Asset Value” means, with respect to any asset, the asset’s adjusted basis for federal income tax purposes, except as follows:
(i)the initial Gross Asset Value for any asset (other than money) contributed by a Unitholder to the Company shall be its gross fair market value as determined by the Managers and the contributing Unitholder;
(ii)the Gross Asset Value of all Company assets shall be adjusted to equal their respective gross fair market values, as determined by the Managers as of the following times: (1) the acquisition of additional Units in the Company by any new or existing Unitholder in exchange for more than a de minimis Capital Contribution; (2) the Distribution by the Company to a Unitholder of more than a de minimis amount of cash or property as consideration for Units in the Company, if (in any such event) such adjustment is necessary or appropriate, in the reasonable judgment of the Managers, to reflect the relative economic interests of the Unitholders in the Company; (3) the liquidation of the Company for federal income tax purposes pursuant to Regulations Section 1.704-1(b)(2)(ii)(g); or (4) the grant of an interest in the Company (other than a de minimis interest) as consideration for the provision of services to or for the benefit of the Company by an existing Unitholder acting in a Unitholder capacity, or by a new Unitholder acting in a Unitholder capacity or in anticipation of being a Unitholder;
(iii)the Gross Asset Value of any Company asset distributed to any Unitholder shall be adjusted to equal its gross fair market value on the date of Distribution;
(iv)the Gross Asset Value of the Company’s assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m) and Section A2(g); provided, however, that Gross Asset Values shall not be adjusted pursuant to this subsection (iv) to the extent that an adjustment pursuant to subsection (ii) of this definition is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subsection (iv); and
(v)if the Gross Asset Value of an asset has been determined or adjusted pursuant to subsection (i), (ii) or (iv) above, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account from time to time with respect to such asset for purposes of computing Profits and Losses.
(f)“Member Nonrecourse Debt” has the same meaning as the term “partner nonrecourse debt” under Regulations Section 1.704-2(b)(4).
(g)“Member Nonrecourse Debt Minimum Gain” has the same meaning as the term “partner nonrecourse debt minimum gain” under Regulations Section 1.704-2(i)(2) and shall be determined in accordance with Regulations Section 1.704-2(i)(3).
(h)“Member Nonrecourse Deductions” has the same meaning as the term “partner nonrecourse deductions” under Regulations Section 1.704-2(i)(1). The amount of Member Nonrecourse Deductions with respect to a Member Nonrecourse Debt for each Fiscal Year of the Company equals the excess (if any) of the net increase (if any) in the amount of Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt during such Fiscal Year over the aggregate amount of any Distributions during such Fiscal Year to the Unitholder that bears the economic risk of loss for such Member Nonrecourse Debt to the extent that such Distributions are from the proceeds of such Member Nonrecourse Debt which are allocable to an increase in Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(2) of the Regulations.
(i)“Nonrecourse Debt” or “Nonrecourse Liability” has the same meaning as the term “nonrecourse liability” under Regulations Section 1.704-2(b)(3).
(j)“Nonrecourse Deductions” has the meaning set forth in Regulations Section 1.704-2(b)(1). The amount of Nonrecourse Deductions for a Company Fiscal Year equals the excess (if any) of the net increase (if any) in the amount of Company Minimum Gain during that Fiscal Year over the aggregate amount of any Distributions during that Fiscal Year of proceeds of a Nonrecourse Debt that are allocable to an increase in Company Minimum Gain, determined according to the provisions of Regulations Section 1.704-2(c).
(k)“Profits” or “Losses” means, for each Fiscal Year or other period, the taxable income or taxable loss of the Company as determined under Code Section 703(a) (including in such taxable income or taxable loss all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code) with the following adjustments:
(i)all items of gain or loss resulting from the sale of any Company assets shall be determined upon the basis of the Gross Asset Value of such property rather than the adjusted tax basis thereof;
(ii)any income of the Company that is exempt from federal income tax shall be added to such taxable income or loss;
(iii)any expenditures of the Company that are described in Code Section 705(a)(2)(B), or treated as such pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and that are not otherwise taken into account in the computation of taxable income or loss of the Company, shall be deducted in the determination of Profits or Losses;
(iv)if the Gross Asset Value of any Company asset is adjusted pursuant to subsection (ii) or (iii) of the definition of “Gross Asset Value” set forth in this Appendix 1, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profits or Losses unless such gain or loss is specially allocated pursuant to Section A2;
(v)in lieu of the depreciation, amortization, and other cost recovery deductions taken into account in determining such taxable income or loss, there shall be deducted Depreciation, computed in accordance with the definition of such term in this Appendix 1, and

(vi)notwithstanding any of the foregoing provisions, any items that are specially allocated pursuant to Section A2 or A3 or the second parenthetical of Section 6.1 shall not be taken into account in computing Profits or Losses.
A2.Special Allocations. The allocation of Profits and Losses for each Fiscal Year shall be subject to the following special allocations in the order set forth below:
(a)Company Minimum Gain Chargeback. If there is a net decrease in Company Minimum Gain for any Fiscal Year, each Unitholder shall be specially allocated items of income and gain for such year (and, if necessary, for subsequent years) in an amount equal to such Unitholder’s share of the net decrease in Company Minimum Gain during such year, determined in accordance with Regulations Section 1.704-2(g)(2). Allocations pursuant to the preceding sentence shall be made among the Unitholders in proportion to the respective amounts required to be allocated to each of them pursuant to such Regulation. The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2(f)(6). Any special allocation of items of Company income and gain pursuant to this Section A2(a) shall be made before any other allocation of items under this Appendix 1. This Section A2(a) is intended to comply with the “minimum gain chargeback” requirement in Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.
(b)Member Nonrecourse Debt Minimum Gain Chargeback. If there is a net decrease during a Fiscal Year in the Member Nonrecourse Debt Minimum Gain attributable to a Member Nonrecourse Debt, then each Unitholder with a share of the Member Nonrecourse Debt Minimum Gain attributable to such debt, determined in accordance with Regulations Section 1.704-2(i)(5), shall be specially allocated items of income and gain for such year (and, if necessary, subsequent years) an amount equal to such Unitholder’s share of the net decrease in the Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(4). Allocations pursuant to the preceding sentence shall be made among the Unitholders in proportion to the respective amounts to be allocated to each of them pursuant to such Regulation. Any special allocation of items of income and gain pursuant to this Section A2(b) for a Fiscal Year shall be made before any other allocation of Company items under this Appendix 1, except only for special allocations required under Section A2(a). The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2(i)(4). This Section A2(b) is intended to comply with the provisions of Regulations Section 1.704-2(i)(4) and shall be interpreted consistently therewith.
(c)Qualified Income Offset. If any Unitholder receives any adjustments, allocations, or Distributions described in clauses (4), (5) or (6) of Regulations Section 1.704-1(b)(2)(ii)(d), items of income and gain shall be specially allocated to each such Unitholder in an amount and manner sufficient to eliminate as quickly as possible, to the extent required by such Regulation, any deficit in such Unitholder’s Adjusted Capital Account Balance, such balance to be determined after all other allocations provided for under this Appendix 1 have been tentatively made as if this Section A2(c) were not in this Agreement.
(d)Gross Income Allocation. In the event any Unitholder has a deficit Capital Account at the end of any Fiscal Year which is in excess of the sum of (i) the amount (if any) such Unitholder is obligated to restore pursuant to any provision of this Agreement, and (ii) the amount such Unitholder is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), each such Unitholder shall be specially allocated items of income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section A2(d) shall be made only if and to the extent that such Unitholder would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Appendix 1 have been made as if Section A2(c) and this Section A2(d) were not in the Agreement.
(e)Nonrecourse Deductions. Nonrecourse Deductions for any Fiscal Year or other period shall be specially allocated to the Unitholders in accordance with their Percentage Interests.

(f)Member Nonrecourse Deductions. Member Nonrecourse Deductions for any Fiscal Year or other period shall be specially allocated, in accordance with Regulations Section 1.704-2(i)(1), to the Unitholder or Unitholders who bear the economic risk of loss for the Member Nonrecourse Debt to which such deductions are attributable.
(g)Code Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Company asset under Code Sections 734(b) or 743(b) is required to be taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m), the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such gain or loss shall be specially allocated to the Unitholders in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such section of the Regulations.
(h)Syndication Expenses. Any syndication expenses which must be deducted from each Unitholder’s Capital Account in accordance with Regulations Section 1.704-1(b)(2)(iv)(i)(2) in the year paid shall be allocated pro rata to the Unitholders based on their Percentage Interest. If Unitholders are admitted to the Company on different dates, all syndication expenses shall be divided among the Unitholders from time to time so that, to the extent possible, the cumulative syndication expenses allocated pursuant to this Section A2(h) with respect to each Unit is the same amount. In the event the Managers shall determine that such result is not likely to be achieved through future allocations of syndication expenses, the Managers may allocate a portion of Profits or Losses so as to achieve the same effect on the Capital Accounts of the Unitholders, notwithstanding any other provision of this Agreement.
A3.Curative Allocations. The allocations set forth in subsections (a) through (g) of Section A2 (“Regulatory Allocations”) are intended to comply with certain requirements of Regulations Sections 1.704-1(b) and 1.704-2. Notwithstanding any other provisions of this Appendix 1 (other than the Regulatory Allocations and the next two (2) following sentences), the Regulatory Allocations shall be taken into account in allocating other Profits, Losses and items of income, gain, loss and deduction among the Unitholders so that, to the extent possible, the net amount of such allocations of other Profits, Losses and other items and the Regulatory Allocations to each Unitholder shall be equal to the net amount that would have been allocated to each such Unitholder if the Regulatory Allocations had not occurred. For purposes of applying the preceding sentence, Regulatory Allocations of Nonrecourse Deductions and Member Nonrecourse Deductions shall be offset by subsequent allocations of items of income and gain pursuant to this Section A3 only if (and to the extent) that: (a) the Managers reasonably determine that such Regulatory Allocations are not likely to be offset by subsequent allocations under Section A2(a) or Section A2(b), and (b) there has been a net decrease in Company Minimum Gain (in the case of allocations to offset prior Nonrecourse Deductions) or a net decrease in Member Nonrecourse Debt Minimum Gain attributable to a Member Nonrecourse Debt (in the case of allocations to offset prior Member Nonrecourse Deductions). The Managers shall apply the provisions of this Section A3, and shall divide the allocations hereunder among the Unitholders, in such manner as will minimize the economic distortions upon the Distributions to the Unitholders that might otherwise result from the Regulatory Allocations.
A4.General Allocation Rules. For purposes of determining the Profits, Losses or any other items allocable to any period,

Profits, Losses and any such other items shall be determined on a daily, monthly or other basis, as determined by the Managers using any method permissible under Code Section 706 and the Regulations thereunder. For purposes of determining the Unitholders’ proportionate shares of the “excess nonrecourse liabilities” of the Company within the meaning of Regulations Section 1.752-3(a)(3), their respective interests in Unitholder profits shall be in the same proportions as their Percentage Interests.
A5.Recharacterization of Fees or Distributions. In the event that a guaranteed payment to a Unitholder is ultimately recharacterized (as the result of an audit of the Company’s return or otherwise) as a Distribution for federal income tax purposes, and if such recharacterization has the effect of disallowing a deduction or reducing the adjusted basis of any asset of the Company, then an amount of Company gross income equal to such disallowance or reduction shall be allocated to the recipient of such payment. In the event that a Distribution to a Unitholder is ultimately recharacterized (as the result of an audit of the Company’s return or otherwise) as a guaranteed payment for federal income tax purposes, and if any such recharacterization gives rise to a deduction, such deduction shall be allocated to the recipient of the Distribution.
A6.Recapture of Deductions and Credits. If any “recapture” of deductions or credits previously claimed by the Company is required under the Code upon the sale or other taxable disposition of any Company assets, those recaptured deductions or credits shall, to the extent possible, be allocated to Unitholders, pro rata in the same manner that the deductions and credits giving rise to the recapture items were allocated using the “first-in, first-out” method of accounting; provided, however, that this Section A6 shall only affect the characterization of income allocated among the Unitholders for tax purposes.